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                                                                   EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER is dated as of May 13, 1999 (the "AGREEMENT"), by and among Guitar Center, Inc., a Delaware corporation ("PARENT"), EMIC Acquisition Corporation, a Delaware corporation ("SUB"), Musician's Friend, Inc., a Delaware corporation (the "COMPANY"), and the stockholders of the Company, each of whom is listed on Annex I hereto.

                                    RECITALS:

         A. The Boards of Directors of Parent, Sub and the Company have determined that it is advisable and in the best interests of their respective stockholders for Parent, Sub and the Company to enter into a business combination upon the terms and subject to the conditions set forth herein.

         B. In furtherance of such combination, the Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL").

         C. Parent, Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization and that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder.

         D. Parent, Sub and the Company further intend that the Merger qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 ("APB 16") and the applicable rules and regulations of the SEC (as defined herein).

         E. Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company (the "COMPANY STOCK") shall be converted solely into the right to receive Parent Stock (as defined herein), upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub, the Company and the Stockholders hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         1.1. DEFINED TERMS. As used herein, the terms below shall have the following meanings:

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                  "AFFILIATE" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "ANCILLARY AGREEMENTS" means the Escrow Agreement, the Employment Agreements, the Registration Rights Agreement and all other agreements required hereunder to consummate the Merger.

                  "ASSETS" means the right, title and interest of the Company in its properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

                  (a)      all Contracts and Contract Rights;

                  (b)      all Fixtures and Equipment;

                  (c)      all Inventory;

                  (d)      all Books and Records;

                  (e)      all Proprietary Rights;

                  (f)      all Permits;

                  (g) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

                  (h) all cash, accounts receivable, deposits and prepaid expenses; and

                  (i)      all goodwill.

                  "AVERAGE SHARE PRICE" means the average of the closing prices of Parent Stock on the Nasdaq National Market as reported in the Wall Street Journal for the thirty (30) Trading Days ending on the Trading Day immediately prior to the Closing Date.

                  "BALANCE SHEET" means the balance sheet of the Company as of the Balance Sheet Date.

                  "BALANCE SHEET DATE" means December 31, 1998.

                  "BENEFIT ARRANGEMENT" means any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without

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limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (c) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such any entity).

                  "BOOKS AND RECORDS" means (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by the Company or its Affiliates.

                  "BUSINESS" means the business and operations of the Company, consisting of its wholesale, retail, catalog and electronic commerce sales of musical instruments and related products.

                  "CLOSING" has the meaning set forth in Section 2.1(b).

                  "CLOSING DATE" means the date of the Closing.

                  "CLOSING PRICE" means the Parent Stock on the Nasdaq National Market as reported in the Wall St. Journal for the average of the "hi," "lo" and "close" prices for the Closing Date.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement dated as of March 31, 1999 between Parent and the Company relating to the delivery by the Company of confidential information to Parent and its Representatives.

                  "COMPANY MATERIAL ADVERSE EFFECT" or "COMPANY MATERIAL ADVERSE CHANGE" means a Material Adverse Effect with respect to the Company, the Business or the Assets; PROVIDED, HOWEVER, that this definition shall exclude the effect of (i) the continued operation of the Business in accordance with the forecasts previously delivered by the Company to Parent as described in SCHEDULE A or (ii) changes in national economic conditions or industry conditions generally.

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                  "COMPANY OPTIONS" means options to purchase shares of Company
Stock issued by the Company pursuant to the Company Stock Option Plan.

                  "COMPANY STOCK OPTION PLAN" means the 1998 Stock Option Plan of the Company.

                  "CONSENTS" means any and all Permits and any and all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

                  "CONTRACT RIGHTS" means all rights and obligations under the Contracts.

                  "CONTRACTS" means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which the Company is a party or by which the Company or any of the Assets are bound or affected, whether written or oral.

                  "CONTRIBUTION AGREEMENT" means the Contribution Agreement dated as of December 31, 1997 between the Company and MFT.

                  "COURT ORDER" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

                  "DEFAULT" means (a) a breach of or default under any Contract,
(b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

                  "DEPOSITARY AGENT" means U.S. Trust Company National Association, as depositary agent under the Escrow Agreement, or any alternative or successor agent which (a) shall be designated by Parent and the Company if designated prior to Closing and (b) shall be designated in accordance with the terms of the Escrow Agreement if designated after Closing.

                  "EFFECTIVE TIME" has the meaning set forth in Section 2.2.

                  "EMPLOYEE PLANS" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                  "EMPLOYEES" means all officers and directors of the Company and all other Persons employed by the Company on a full or part-time basis together with all persons retained as "independent contractors" as of the relevant date.

                  "EMPLOYMENT AGREEMENTS" means the Amended and Restated Employment Agreements to be entered into among the Company and each of Robert V. Eastman, Allen J.

Dinardi, Alfredo L. Bessin, Mark R. McCormick and Craig J. Johnson contemporaneously with the execution of this Agreement to become effective at the Effective Time.

                  "ENCUMBRANCE" means any claim, lien, pledge, option, charge, easement, tax assessment, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

                  "ENVIRONMENTAL CLAIMS" means all notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between the Company and any other person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state law, (vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vii) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions,
(viii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

                  "ENVIRONMENTAL CONDITIONS" means the state of the environment, including natural resources (E.G., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by the Company or any of its predecessors or successors in interest, or by its respective agents, representatives, employees or independent contractors when acting in such capacity on behalf of the Company. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Company.

                  "ENVIRONMENTAL LAWS" means all applicable federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other Governmental Authority.

                  "ENVIRONMENTAL REPORTS" means any and all written analyses, summaries or explanations, in the possession or control of the Company, prepared for the purpose of analyzing or assessing (a) any Environmental Conditions in, on or about the properties of the Company (which shall, for purposes of this Agreement, include the Medford Property) or (b) the Company's compliance with Environmental Laws.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company as set forth in Section 414(b), (c), (m) or (o) of the Code.

                  "ESCROW AGREEMENT" means the Escrow Agreement to be entered into among Parent, the Company, the Depositary Agent and the Stockholders substantially in the form of Exhibit A hereto.

                  "ESCROW SHARES" has the meaning set forth in Section 2.10.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE RATIO" means the result of dividing the Number of Parent Shares by the Number of the Company Shares.

                   "FACILITIES" means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned or leased by the Company (which for purposes of this Agreement shall include the Medford Property as an owned Facility listed on
SCHEDULE 3.8(b)), all as identified or listed on SCHEDULE 3.8(b) and SCHEDULE 3.8(c).

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                  "FINANCIAL STATEMENTS" means (a) the balance sheets of the
Company (or its predecessor, as the case may be) as of December 31, 1998, 1997 and 1996 and the related statements of income, changes in stockholders' equity and cash flows, of the Company for the years ended December 31, 1998 and 1997, together in the case of 1996 and 1997, with the report of PricewaterhouseCoopers LLP thereon, (b) the balance sheets of the Company as of March 31, 1999 and March 31, 1998 and the related statements of income, changes in stockholders' equity and cash flows, of the Company for the three (3) months then ended, and
(c) the balance sheets of MFT as of December 31, 1997 and 1996 and the related statements of operations and changes in equity and cash flows of MFT for the year ended December 31, 1997, together with the report of PricewaterhouseCoopers LLP thereon.

                  "FIXTURES AND EQUIPMENT" means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by the Company, wherever located.

                  "FORMER PROPERTIES" means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or operated by the Company or any predecessor prior to the date hereof, but excluding the Facilities.

                  "FUNDED DEBT OF THE COMPANY" means, without duplication, (a) all obligations of the Company for borrowed money including, without limitation, all obligations for accrued and unpaid interest thereon and any pre-payment premiums or penalties (and associated expenses) with respect thereto, (b) any reimbursement obligations of the Company in respect of any letters of credit,
(c) any capitalized lease obligations of the Company (as determined in accordance with GAAP), (d) all obligations of the Company for the payment of brokerage, investment banking, legal, accounting and similar fees and expenses arising in connection with the transactions contemplated by this Agreement, whether or not set forth on SCHEDULE 3.30, and (e) all guarantees issued by the Company in respect of any obligations of any other Person (other than the Company) of the type described in clauses (a) through (d), above, all of which shall constitute obligations of the Company at Closing.

                  "FUNDED DEBT ADJUSTMENT" means the number of shares of Parent Stock (which may be a positive or negative number of shares and which shall be rounded to the nearest full number of shares) determined by (a) subtracting (i) the Funded Debt of the Company as of the Effective Time from (ii) $17,000,000, and (b) dividing the result by $20.00.

                  "GAAP" means generally accepted accounting principles as applied in the United States.

                  "HAZARDOUS SUBSTANCES" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive

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materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

                  "HSR ACT" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

                  "INVENTORY" means all merchandise owned and intended for resale.

                  "LIABILITY" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" or a similar phrase means, with respect to any Person, (a) any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise), results of operations or prospects, of such Person and its Subsidiaries, taken as a whole, or (ii) the right or ability of such Person to consummate any of the transactions contemplated hereby or (b) any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to such Person.

                  "MEDFORD APPRAISED VALUE" means $1,750,000 less any transfer taxes, title insurance fees or similar transaction costs related to the contribution of the Medford Property to the Company pursuant to Section 5.15 to the extent (but only the extent) any such transaction costs were borne by the Company.

                  "MEDFORD PROPERTY" means that certain real property commonly known as 931 Chevy Way, Medford, Oregon 97504 and all related improvements and fixtures, as more fully described in Schedule 5.15.

                  "MEDFORD PROPERTY ADJUSTMENT" means the number of shares of Parent Stock (rounded to the nearest full number of shares) determined by dividing (a) the Medford Appraised Value by (b) $20.00, provided that the Medford Property has been contributed to the Company in compliance with Section
5.15 of this Agreement prior to the Effective Time.

                  "MFT" means Musician's Friend Trust, an Oregon business trust.

                  "MULTIEMPLOYER PLAN" means any "multiemployer plan," as defined in Section 4001(a)(3) or 3(37) of ERISA, which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

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                  "NUMBER OF THE COMPANY SHARES" means the number of shares of
Company Stock issued and outstanding at the Effective Time.

                  "NUMBER OF PARENT SHARES" means 2,000,000 shares of Parent Stock PLUS (a) the Funded Debt Adjustment (which may be a positive or negative number of shares of Parent Stock), PLUS (b) the Medford Property Adjustment, MINUS (c) the Option Adjustment.

                  "OPTION ADJUSTMENT" means the number of Parent Shares (rounded to the nearest full number of shares) determined by (a) multiplying (1) the number of Company Options outstanding at the Effective Time by (2) the Option Exchange Ratio, (b) multiplying that result by the difference between (i) the Closing Price and (ii) the Option Exercise Price AND (c) dividing the result by the Closing Price if such calculation results in a positive number; if a negative number, the Option Adjustment will be zero.

                  "OPTION EXCHANGE RATIO" means the amount determined in accordance with the methodology attached as SCHEDULE 1.1 and the provisions of
Section 5.17.

                  "OPTION EXERCISE PRICE" means the weighted average per share exercise price of all Company Options outstanding at the Effective Time, divided by the Option Exchange Ratio.

                   "PARENT STOCK" means the common stock, par value $.01 per share, of Parent.

                  "PENSION PLAN" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five (5) years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

                  "PERMITTED ENCUMBRANCES" means (a) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if, in either such case, an adequate reserve, shall have been made therefor in such Person's financial statements, (b) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (c) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Company and do not materially detract from the value of the property upon which such encumbrance exists, and (d) liens securing taxes, assessments and governmental charges not yet delinquent; PROVIDED, HOWEVER, that in no event shall the term Permitted Encumbrance include any Encumbrance of any sort whatsoever related directly or indirectly to any MFT Tax Matter (as defined herein).

                  "PERMITS" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets of such Person.

                  "PERSON" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

                  "PROPRIETARY RIGHTS" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) URL registrations, (g) other proprietary rights, (h) copies and tangible embodiments thereof (in whatever form or medium) and (i) licenses granting any rights with respect to any of the foregoing.

                  "REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated Registration Rights Agreement to be entered into between Parent, the Stockholders and the continuing parties to Parent's Registration Rights Agreement, dated June 5, 1996, who continue to possess registrable securities thereunder as of the Effective Time substantially in the form of EXHIBIT B hereto.

                  "REGULATIONS" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

                  "RELATED PARTY" means (i) any of the Company's officers, directors and stockholders, and any officers, directors, partners, associates or relatives of such officers, directors and stockholders, (ii) any Person in which the Company or any Stockholder or any Affiliate, associate or relative of any such Person has any direct or indirect interest, and (iii) any direct or indirect trustee or beneficiary of any Stockholder.

                  "REPRESENTATIVE" of any Person means any officer, director, principal, attorney, accountant, agent, employee or other representative of such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "STOCKHOLDER" means each stockholder of the Company and "STOCKHOLDERS" means all stockholders of the Company, in each case as determined immediately prior to the Effective Time.

                  "STOCKHOLDER REPRESENTATIVE" means Robert V. Eastman.

                  "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members to the board of directors, or other persons performing similar functions with respect to such corporation, is held, directly or indirectly, by such Person, (b) any partnership or limited liability company of which (i) such Person is a general partner or managing member or (ii) such person possesses a 50% or greater interest in the total capital or total income of such partnership or limited liability company.

                  "TAKEOVER STATUTE" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States.

                  "TAX RETURN" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) including information returns, and any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                  "TAXES" means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, estimated, excise, value-added, real or personal property, sales, withholding, social security, retirement, unemployment, disability occupation, worker's compensation, use, service, license, utility, net worth, payroll, ad volarem, franchise and transfer and recording, imposed by the Internal Revenue Service or any taxing authority or jurisdiction (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis and whether disputed or not; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

                  "TO THE KNOWLEDGE" or "KNOWLEDGE" of a party (or similar phrases) means to the extent of matters which are actually known by such party and when used in respect of the Company, the term "to the knowledge" or "knowledge" shall mean the matters actually known by each of Robert V. Eastman, Allen J. Dinardi, Steve Eastman, Alfredo L. Bessin, Mark R. McCormick and Craig
J. Johnson and with respect to the Parent, shall mean the matters actually known by each of Larry Thomas, Marty Albertson, Bruce Ross and Barry Soosman.

                  "TRADE SECRETS" means all trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans marketing mailing and e-mail lists, and customer and supplier mailing and e-mail lists and information).

                  "TRADING DAY" means any day on which the Nasdaq National Market is open and available for at least five (5) hours for the trading of securities.

                  "TRANSMITTAL LETTER" has the meaning set forth in Section 2.7 hereof.

                  "WELFARE PLAN" means any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

         1.2.     INTERPRETATION PROVISIONS.

                  (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The terms "include" and "including" are not limiting and mean "including without limitation."

                  (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

                  (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                  (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  (e) The parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

                  (f) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                   ARTICLE 2.

                                   THE MERGER

         2.1.     THE MERGER.

                  (a) EFFECTIVE TIME. At the Effective Time (as defined in
Section 2.2 hereof), and upon the terms and subject to the conditions of this Agreement and the DGCL, Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

                  (b) CLOSING. Unless this Agreement shall have been terminated pursuant to Section 10.1, and subject to the satisfaction (or the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place (i) at the offices of Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, as promptly as practicable (and in any event within five
(5) business days) after satisfaction (or the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7 or (ii) at such other time, date or place as Parent and the Company may mutually agree.

         2.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction (or the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7, and provided that this Agreement has not been terminated pursuant to
Section 10.1, the parties hereto shall cause the Merger to be consummated by executing and filing a certificate of merger as contemplated by the DGCL (the "CERTIFICATE OF MERGER"), with the Secretary of State of Delaware as provided in
Section 251 of the DGCL. The Merger shall be effective at the time indicated in such Certificate of Merger (the "EFFECTIVE TIME").

         2.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

         2.4.     CERTIFICATE OF INCORPORATION; BYLAWS.

                  (a) CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation (except that Surviving Corporation shall be named and operate as "Musician's Friend, Inc."), until duly amended in accordance with applicable law.

                  (b) BYLAWS. At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

         2.5. DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law. Upon request of Parent, the Company shall cause each or any director and officer of the Company to tender his or her resignation prior to the Effective Time, with each such resignation to be effective as of the Effective Time.

         2.6. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Sub, the Company or any Stockholder:

                  (a) COMPANY STOCK. Subject to Section 2.6(f), each share of Company Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, and become exchangeable for, such number of validly issued, fully paid and nonassessable shares of Parent Stock as equals the Exchange Ratio. The shares of Parent Stock issued in connection with the Merger as a result of the conversions provided for in this Section 2.6(a) are sometimes referred to herein as the "MERGER SHARES."

                  (b) OPTIONS. Each Company Option, whether vested or unvested, to purchase shares of Company Stock which is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Stock and shall automatically become the right to purchase the number of shares of Parent Stock into which the shares of Company Stock subject to such Company Option would have been converted into at the Effective Time by operation of Section 2.6(a) (rounded to the nearest full number of shares of Parent Stock) for an exercise price equal to the result of dividing the per share exercise price of such Company Option by the Exchange Ratio (rounded to the nearest full cent). Notwithstanding the foregoing, the number of and the per share exercise price of each Company Option which is an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code, as necessary in order for such Company Option to be an "incentive stock option." Accordingly, with respect to any incentive stock options, fractional shares of Parent Stock shall be rounded down to the nearest whole number of shares and, where necessary, the per share exercise price shall be rounded up to the nearest cent. Except for the adjustments provided for in this Section 2.6(b), the Company Options shall continue to be governed by, and be subject to, the terms of the Company option agreements and plan.

                  (c) NUMBER OF SHARES OF PARENT STOCK ISSUABLE. The number of shares of Parent Stock to be issued in the Merger in exchange for the acquisition by Parent of all outstanding shares of Company Stock, all other capital stock of any class or series, and all outstanding options, warrants, or other securities to acquire capital stock of the Company (other than the Company Options) shall not exceed the Number of Parent Shares plus any shares of

Parent Stock issuable upon exercise of Company Stock Options assumed pursuant to Section 2.6(b).

                  (d) SUB STOCK. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and thereafter represent one (1) validly issued, fully paid and nonassessable common share, par value $.01 per share, of the Surviving Corporation, so that thereafter Parent will be the sole and exclusive owner of the capital stock of the Surviving Corporation.

                  (e) CANCELLATION. Each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                  (f) FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Stock shall be issued in connection with the Merger, but in lieu thereof each Stockholder who would otherwise be entitled to receive a fraction of a Merger Share shall receive from Parent an amount of cash equal to the product of (i) the fraction of a share of a Merger Share to which such holder would otherwise be entitled multiplied by (ii) the Average Share Price. The fractional share determination shall be made individually for each Stockholder after giving effect to the delivery of the Escrow Shares (as defined below) to the Depositary Agent, it being recognized that, as provided in Section 2.10, only whole shares may be delivered to the Depositary Agent.

                  (g) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio and the Option Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend, reorganization, reclassification, recapitalization or other like change with respect to Parent Stock or Company Stock after the date hereof and prior the Effective Time.

         2.7.     SURRENDER OF CERTIFICATES.

                  (a) DISTRIBUTION OF TRANSMITTAL LETTER. As soon as practicable after the Effective Time, Parent shall make available to each holder of Company Stock a letter of transmittal in customary form (the "TRANSMITTAL LETTER") and instructions for such holder's use in effecting the surrender of the certificate or certificates evidencing Company Stock (the "CERTIFICATES") and the exercise of the rights of such holder to obtain its Merger Shares.

                  (b) DELIVERY OF CERTIFICATES. At the Effective Time, Parent shall make available, and each holder of Company Stock shall be entitled to receive, upon surrender to Parent or its designated representative of any Certificates for cancellation, together with a duly-executed and completed Transmittal Letter, such number of shares of Parent Stock as equals such holder's PRO RATA portion of the aggregate Merger Shares into which such Company Stock shall have been converted in the Merger multiplied by 0.70; all remaining Merger Shares (I.E., the remaining thirty percent (30%) of the Merger Shares rounded to the nearest full share of Parent

Stock in the case of each former Company Stockholder) shall be delivered to the Depositary Agent pursuant to Section 2.10.

                  (c) CANCELLATION OF COMPANY STOCK. Upon surrender of each Certificate and delivery by Parent of the Merger Shares to be delivered in exchange therefor, such Certificate shall forthwith be canceled. Until so surrendered, each Certificate shall be deemed for all corporate purposes to evidence only the right to receive upon such surrender the aggregate number of Merger Shares into which the Company Stock represented thereby shall have been converted in accordance with the terms and upon the conditions of this Agreement (including, without limitation, the requirement that a portion of such Merger Shares be deposited with the Depositary Agent).

                  (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF COMPANY STOCK. No dividends or other distributions with respect to Parent Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, promptly following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time, if any, theretofore payable with respect to such whole shares of Parent Stock.

         2.8. NO FURTHER OWNERSHIP RIGHTS IN SHARES OF COMPANY STOCK. The shares of Parent Stock delivered upon the surrender for exchange of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers of Company Stock which were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation. If, after the Effective Time, the Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

         2.9. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Stock as may be required pursuant to Section 2.7; PROVIDED, HOWEVER, that Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         2.10. ESCROW OF MERGER SHARES. Notwithstanding the other provisions of this Article 2, Parent shall deliver to the Depositary Agent that number of shares of Parent Stock as equals (a) the Number of Parent Shares multiplied by
(b) 0.30, and rounded to a whole number of shares on a holder-by-holder basis (the "ESCROW SHARES"). The Escrow Shares shall be withheld from the

Parent Stock otherwise deliverable to the Stockholders and shall constitute two (2) separate escrows: (a) one-third of the Escrow Shares shall constitute the "GENERAL ESCROW FUND" and the remaining two-thirds of the Escrow Shares shall constitute the "TAX AUDIT ESCROW FUND," in each case rounded to the nearest whole share. The Escrow Shares shall be deposited with the Depositary Agent and disbursed in accordance with Section 9.4.

         2.11. CERTAIN ACTIONS TO BE TAKEN WITH RESPECT TO THE FUNDED DEBT OF THE COMPANY. On or before the date that is three (3) business days prior to the date scheduled for the Closing, the Company will provide the Parent with a written certificate executed by its Chief Executive Officer and President (the "FUNDED DEBT NOTICE"), which certificate shall set forth (i) the payments necessary to be made in order for the Funded Debt of the Company to be repaid in full and retired as of the Effective Time of the Merger, (ii) the identity of the Persons to receive such payments, and (iii) wire transfer instructions and such other information necessary to affect such payments. Upon request, the Company will provide reasonable documentary support for its calculations and obtain pay-off letters from the lenders and vendors involved.

         2.12.    WORKING CAPITAL ADJUSTMENT.

                  (a) CALCULATION OF CLOSING DATE NET WORKING CAPITAL. As soon as reasonably practicable following the Closing Date, and in any event within forty-five (45) calendar days thereof, Parent shall cause to be prepared and delivered to the Stockholder Representative (i) a balance sheet of the Company ("CLOSING BALANCE SHEET") as of the Closing Date which shall be audited by KPMG Peat Marwick LLP ("KPMG"), together with the related audit report of such firm (the "CLOSING BALANCE SHEET"), and (ii) a calculation of Net Working Capital (as defined below) of the Company as determined from the Closing Balance Sheet ("CLOSING DATE NET WORKING CAPITAL"). The Closing Balance Sheet shall (i) be prepared in accordance with GAAP (as applied in the Company's audited financial statements for the year ended December 31, 1998), (ii) fairly present the financial position of the Company as of the Closing and (iii) reflect all liabilities of the Company which remain unpaid as of the Closing and are required to be included on the balance sheet under GAAP. For the purpose hereof, "NET WORKING CAPITAL" as of any date shall, subject to the adjustments and conventions set forth in the last sentence of this Section 2.12(a), be determined in accordance with GAAP, and shall mean (x) the current assets of the Company as of such date, minus (y) the current liabilities (other than any portion of Funded Debt of the Company which would otherwise be classified as a current liability) of the Company as of such date; PROVIDED, HOWEVER, that no Adjustment Amount (as defined herein) shall be made for any changes identified on SCHEDULE 2.12(a). Notwithstanding any provision of this Agreement to the contrary, in no event shall current assets include any deferred income tax asset including, without limitation, any such deferred income tax asset related to unrealized net operating loss carry forwards of the Company.

                  (b) RESOLUTION OF DISPUTES AS TO NET WORKING CAPITAL. Upon delivery of the Closing Balance Sheet, Parent will provide the Stockholder Representative and his accountants and other representatives full access to the Company's records, and will use all commercially reasonable efforts to provide the Stockholder Representative and his accountants and other representatives access to KPMG and the work papers of KPMG, to the extent reasonably related to the Stockholder Representative's evaluation of the Closing Balance Sheet and the calculation of Closing Date Net Working Capital. If the Stockholder Representative shall disagree with the calculation of Closing Date Net
Working Capital or any element of the Closing Balance Sheet relevant thereto, he shall notify Parent of such disagreement in writing, setting forth in detail the particulars of such disagreement, within thirty (30) days after its receipt of the Closing Balance Sheet. In the event that the Stockholder Representative does not provide such a notice of disagreement within such thirty (30) day period, the Stockholder Representative shall be deemed to have accepted the Closing Balance Sheet and the calculation of the Closing
Date Net Working Capital delivered by Parent, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided, Parent and the Stockholder Representative shall use commercially reasonable efforts for a period of thirty (30) days
(or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of Closing Date Net Working Capital. If, at the end of such period, they are unable to resolve such disagreements, then an independent accounting firm of recognized national standing mutually selected by Parent and the Stockholder Representative (the "AUDITOR") shall resolve any remaining disagreements. The Auditor shall determine as promptly as practicable whether the Closing Balance Sheet was prepared in accordance with the standards set forth in Section 2.12(a) and (only with respect to the remaining disagreements submitted to the Auditor) whether and to what extent (if any) Closing Date Net Working Capital requires adjustment. The Auditor shall promptly deliver to Parent and the Stockholder Representative its determination in writing, which determination shall be made subject to the definitions and principles set forth in this Agreement and shall be (i) consistent with either the position of the Stockholder Representative or Parent or (ii) between the positions of the Stockholder Representative and Parent. The fees and expenses of the Auditor shall be paid one-half by Parent and one-half by the Stockholders. The determination of the Auditor shall be final, conclusive and binding on the parties. The date on which Closing Date Net Working Capital is finally determined in accordance with this Section 2.12(b) is hereinafter referred as to the "DETERMINATION DATE."

                  (c) The Company represents to Parent that Closing Date Net Working Capital will be not less than $13,950,000 (the "LOW ESTIMATE") nor more than $16,950,000. If, but only if, Closing Date Net Working Capital is less than the Low Estimate, there shall be calculated the "ADJUSTMENT AMOUNT," which may only be a negative amount, equal to: (x) the Closing Date Net Working Capital minus (y) the Low Estimate.

         In the event of such a negative Adjustment Amount, then upon final determination of the Adjustment Amount in accordance with Section 2.12(b) hereof, each of Parent and the Stockholder Representative shall, within five business days of the Determination Date, execute joint written instructions to the Depositary Agent instructing the Depositary Agent to disburse to Parent from the General Escrow Fund that number of shares of Parent Stock (rounded to the nearest full number of shares) determined by dividing the Adjustment Amount by the Closing Price (the "RECAPTURED SHARES"). The number of Recaptured Shares shall not exceed the number of shares of Parent Stock originally comprising the General Escrow Fund.

         2.13. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

         2.14. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Sub, the Company and each Stockholder will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Parent with full right, title and possession to all the property, rights, privileges, power and franchises of the Company, the officers and directors of Sub, Parent and the Company immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE STOCKHOLDERS

         As an inducement of Parent to enter into this Agreement, the Company and each Stockholder hereby makes, subject to Section 9.5(c), jointly and severally, as of the date hereof and as of the Closing Date, the following representations and warranties to Parent, except as otherwise set forth in written disclosure schedules (the "SCHEDULES") delivered to Parent prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 3 setting forth certain exceptions to the representations and warranties contained in this Article 3 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise) or the Schedules otherwise expressly and completely disclose the specific exception. For purposes of this Article 3, the term "Company" shall mean the Company and, as applicable, MFT as the predecessor to the Company.

         3.1. ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Business or the ownership of its properties and where the failure to be so qualified would have a Company Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is set forth in SCHEDULE 3.1.

         3.2.     CAPITALIZATION OF THE COMPANY.

                  (a) AUTHORIZED CAPITALIZATION. As of the date of this Agreement, the authorized capitalization of the Company consists of (i) 500,000 shares of Company Stock of which 100,000 shares are issued and outstanding and (ii) 250,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding, and no additional shares of capital stock of the Company will be issued after the date hereof except for
(i) shares to be issued in connection with the contribution of the Medford Property to the Company in accordance with Section 5.15, (ii) shares to be issued in connection with the Stockholder Note Conversion in accordance with
Section 5.16 and (iii) shares issued in respect of Company Options outstanding on the date hereof. The Company has no other capital stock authorized, issued or outstanding. ANNEX I sets forth the name of each holder of shares of Company Stock, as well as the number of shares of Company Stock held by each such holder.

                  (b) OPTIONS. As of the date of this Agreement, 25,000 shares of Company Stock are reserved for issuance upon the exercise of outstanding Stockholder Company Options. SCHEDULE 3.2(b) sets forth the name of each holder of Company Options, as well as the number of the Company Options held by each such holder, the number of Company Shares for which each such Company Option is exercisable, the date upon which each such Company Option becomes exercisable and the price per share of Company Stock for which each such Company Option is exercisable (without taking into account whether or not such Company Option is in fact exercisable on the date hereof). Attached as SCHEDULE 3.2(b) is a true and correct copy of the plan document governing all Company Options, which contains the forms of option agreement used in all cases.

                  (c) NO OTHER CAPITAL STOCK, OPTIONS, WARRANTS. Except for the Company Options referred to above, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of the Company. Except for the aggregate of 25,000 shares of Company Stock reserved for issuance upon exercise of the Company Options, no shares of capital stock of the Company are reserved for issuance.

                  (d) VALID ISSUANCES. All outstanding shares of Company Stock are, and any shares of Company Stock issued upon exercise of any Company Option will be, validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, the Company's Certificate of Incorporation or Bylaws, or any Contract. The Company Options have been, and the shares of Company Stock have been or will be, issued in compliance with all federal and state corporate and securities laws.

         3.3. STOCKHOLDERS' AGREEMENTS, ETC. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of the Company.

         3.4. AUTHORIZATION. The Company has all necessary corporate or other power and authority to enter into this Agreement and the Ancillary Agreements to which the Company is a party and, has taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Company, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which the Company is a party will be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3.5. OFFICERS AND DIRECTORS. SCHEDULE 3.5 contains a true, correct and complete list of all the officers and directors of the Company.

         3.6. BANK ACCOUNTS. SCHEDULE 3.6 contains a list of all of the Company's bank accounts, safe deposit boxes and persons authorized to draw thereon or have access thereto.

         3.7. SUBSIDIARIES, ETC. The Company does not own or hold any equity interest of any kind in any other Person.

         3.8.     REAL PROPERTY.

                  (a) GENERAL. The Company owns or leases all real property necessary for the conduct of its business as presently conducted.

                  (b) OWNED REAL PROPERTY. SCHEDULE 3.8(b) hereto sets forth all Facilities owned by the Company or to be acquired by it prior to the Effective Time (including, without limitation, the Medford Property as of the date the fee title is acquired by the Company). With respect to each parcel of owned real property, except as set forth on SCHEDULE 3.8(b), (i) the Company has good and marketable fee simple title to such parcel of real property, free and clear of any and all Encumbrances other than Permitted Encumbrances, (ii) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of real property, except for those which constitute a Permitted Encumbrance, (iii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such parcel of real property or any portion thereof or interest therein, (iv) there are no parties (other than the Company) who are in possession of or who are using any such parcel of real property, except in connection with a Permitted Encumbrance, and (v) there is no (A) pending or, to the knowledge of the Company, threatened condemnation proceeding relating to such parcel of real property, (B) pending or, to the knowledge of the Company, threatened Action relating to such parcel of real property, or (C) other matter adversely affecting the current or currently proposed use, occupancy or value of, such parcel of real property in any material respect.

                  (c) LEASED REAL PROPERTY. SCHEDULE 3.8(c) sets forth all Leases pursuant to which Facilities are leased by the Company (as lessee), true and correct copies of which have been delivered to Parent. Such Leases constitute all Leases, subleases or other occupancy agreements pursuant to which the Company occupies or uses Facilities (excluding the Medford Property, which is included in Section 3.8(b)). Except as set forth on SCHEDULE 3.8(c), Company has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all leased property described in such Leases (the "LEASED PROPERTY"), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the Lease therefor by the lessor. With respect to each such parcel of Leased Property
(i) there are no pending or, to the knowledge of the Company, threatened condemnation proceedings relating to, or any pending or, to the knowledge of the Company, threatened Actions relating to, the Company's leasehold interests in such Leased Property or any portion thereof, (ii) neither the Company nor, to the knowledge of the Company, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein, except in connection with a Permitted Encumbrance, and (iii) the Company has not received notice of any pending or threatened special assessment relating to such Leased Property or otherwise has any knowledge of any pending or threatened special assessment relating thereto.

         With respect to each Lease listed on SCHEDULE 3.8(c) and subject to
SCHEDULE 3.35, (i) there has been no material default under any such Lease by the Company or, to the knowledge of the Company, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of the lessor, is in full force and effect with respect to and is enforceable against the lessor in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by the Company, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the Company without the consent of the Company under any such Lease that is material to the Company, (v) no party has repudiated in writing to the Company any term thereof or threatened in writing to the Company to terminate, cancel or not renew any such Lease that is material to the Company and (vi) the Company has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

         3.9.     PERSONAL PROPERTY.

                  (a) GENERAL. The Company owns or leases all personal property Assets necessary for the conduct of its business as presently conducted, and the personal property Assets (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its business as presently conducted.

                  (b) OWNED PERSONAL PROPERTY. Except as set forth on
SCHEDULE 3.9(b), the Company has good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property,
(ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (iii) there are no parties (other than the Company) who are in possession of or who are using any such item of personal property.

                  (c) LEASED PERSONAL PROPERTY. The Company has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor.
SCHEDULE 3.9(c) sets forth all Leases for personal property involving annual payments in excess of $40,000, true and correct copies of which have been delivered or made available to Parent.

         With respect to each Lease listed on SCHEDULE 3.9(c), (i) there has been no material default under such Lease by the Company or, to the knowledge of the Company, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause (with or without notice and with or without the passage of time) a default under any such Lease, (iii) such Lease is a valid and binding obligation of the applicable lessor, is in full force and effect and is enforceable by the Company in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by the Company and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than by the Company without the consent of the Company under any such Lease that is material to the Company, (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Lease that is material to the Company and (vi) the Company has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

         3.10.    ENVIRONMENTAL MATTERS.

                  (a) COMPLIANCE. The Company is in compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct their business as currently being conducted or proposed to be conducted, except for such non-compliance as would not reasonably be expected to result in a Company Material Adverse Effect. All such Permits are listed on SCHEDULE 3.10(a). The Company has not received any notice to the effect that, or otherwise has knowledge that, (i) it is not in compliance in any material respect with, or is in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently existing circumstances are reasonably likely to result in a failure of the Company to comply with, or a violation by the Company of, any such Environmental Laws or Permits required thereunder. The Company at all times during the previous five (5) years has been in compliance with all Environmental Laws, except for such non-compliance as would not reasonably be expected to result in a Company Material Adverse Effect.

                  (b) ENVIRONMENTAL CLAIMS. There are no existing or, to the knowledge of the Company, potential Environmental Claims against the Company that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written notification or otherwise has any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by the Company.

                  (c) HAZARDOUS SUBSTANCES. No underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Facilities, and there have been no releases of any Hazardous Substances from any such underground tank or related piping and there have been no releases (I.E., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding the reportable quantities as defined under federal or state law on, upon or into the Facilities other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. In addition, to the knowledge of the Company, there have been no such releases by predecessors of the Company and no releases in quantities exceeding the reportable quantities as defined under federal or state law on, upon, or into any real property in the immediate vicinity of any of the real properties of the Company other than those authorized by Environmental Laws which, through soil or ground water contamination, may have come to be located on the properties of the Company.

                  (d) ENVIRONMENTAL INDEMNITIES. Except as set forth on
SCHEDULE 3.10(d), the Company is not a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Schedules) under which the Company is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

                  (e) NO RELEASES. The Company has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

                  (f) ENVIRONMENTAL REPORTS. Complete and accurate copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments which have been conducted, either by the Company or any person engaged by the Company for such purpose, at any facility owned or formerly owned by the Company have been made available to Parent and a list of all such reports, audits and assessments is set forth on
SCHEDULE 3.10(f).

         3.11.    CONTRACTS.

                  (a) DISCLOSURE. SCHEDULE 3.11 sets forth a complete and accurate list of all of the Contracts of the following categories:

                           (i)  Contracts not made in the ordinary course of
business;

                           (ii) License agreements or royalty agreements,
whether the Company is the licensor or licensee thereunder (excluding licenses that are commonly available on standard commercial terms, such as software "shrink-wrap" licenses);

                           (iii) Confidentiality and non-disclosure
agreements (whether the Company is the beneficiary or the obligated party thereunder);

                           (iv) Contracts or commitments involving future
expenditures or Liabilities, actual or potential, in excess of $40,000 after the date hereof or otherwise material to the Business or the Assets;

                           (v) Contracts or commitments relating to
commission arrangements with others that are material to the Business;

                           (vi) Employment contracts, consulting contracts,
severance agreements, "stay-bonus" agreements and similar arrangements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of the Company or (B) that will result in the payment by, or the creation of any Liability of the Company, the Stockholders or Parent to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                           (vii)  Indemnification agreements;

                           (viii) Promissory notes, loans, agreements,
indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company shall be the borrower, lender or guarantor thereunder (excluding credit provided by the Company in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice);

                           (ix) Contracts containing covenants limiting the
freedom of the Company, or any officer, director, Employee or Affiliate of the Company, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

                           (x) Any Contract with the federal, state or local
government or any agency or department thereof;

                           (xi) Any Contract or other arrangement with a
Related Party;

                           (xii) Leases of real or personal property involving
annual payments of more than $40,000; and

                           (xiii) Any other Contract under which the
consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on the Company, individually or in the aggregate.

         Complete and accurate copies of all of the Contracts listed on
SCHEDULE 3.11, including all amendments and supplements thereto, have been made available to Parent. The Company has included as part of SCHEDULE 3.11 a brief summary of the material terms of each oral Contract.

                  (b) ABSENCE OF DEFAULTS. Except as set forth on SCHEDULE 3.11(b), all of the Contracts are valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of the Company threatened) material Default or dispute. The Company has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts. To the knowledge of the Company, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in material Default thereunder and no notice of any claim of Default has been given to the Company or any of the Stockholders.

                  (c) PRODUCT WARRANTY. The Company has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of the Company, with respect to products designed, manufactured, assembled, sold, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date which could reasonably be expected to result in Liability to the Company exceeding $100,000 in the aggregate.

         3.12. NO CONFLICT OR VIOLATION; CONSENTS. Except as set forth on
SCHEDULE 3.12, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company or any Stockholder with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of the Company or any Stockholder, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice or the passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Company or any Stockholder is a party or by which the Company or any Stockholder is bound or to which any of its respective assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any Assets or the Business. Except as set forth on
SCHEDULE 3.12, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by the Company or any Stockholder in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         3.13. PERMITS. SCHEDULE 3.13 sets forth a complete list of all material Permits, all of which are as of the date hereof, and will be as of the Closing Date, in full force and effect. The Company and its predecessors have, and at all times have had, all material Permits required under any applicable Regulation in its operation of the Business or in its ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. The Company is not in default, nor, to the knowledge of the Company, has the Company or any Stockholder received any notice of any claim of default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on SCHEDULE 3.13, will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements.

         3.14.    FINANCIAL STATEMENTS; BOOKS AND RECORDS.

                  (a) GENERAL. Except as contemplated by Schedule 2.12(a), the Financial Statements are complete, are in accordance with the Company's Books and Records and fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated thereby, in accordance with GAAP consistently applied throughout the periods covered thereby (except as otherwise expressly indicated in the notes to the Financial Statements and, in the case of interim financial statements, for (i) the lack of footnotes and (ii) year-end audit adjustments that are not material).

                  (b) INTERNAL CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (c) BOOKS AND RECORDS. The Books and Records, in reasonable detail, accurately and fairly reflect in all material respects the activities of the Company and the Business and have been provided to Parent for its inspection.

                  (d) ALL ACCOUNTS RECORDED. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records.

                  (e) CORPORATE RECORDS. The stock records and minute books of the Company and its predecessor that have been made available to Parent fully reflect all minutes of meetings, resolutions and other material actions and proceedings of its stockholders, trustees and board of directors and all committees thereof, all issuances, transfers and redemptions of capital stock of which the Company or the Stockholders are aware and contain true, correct and complete copies of their respective Certificate of Incorporation and Bylaws and all amendments thereto through the date hereof.

         3.15. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
SCHEDULE 3.15, since the Balance Sheet Date there has not been any:

                  (a) Company Material Adverse Change;

                  (b) failure to operate the Business in the ordinary course so as to use all commercially reasonable efforts to preserve the Business intact and to preserve the continued services of the Company's employees and the goodwill of suppliers, customers and others having business relations with the Company or its Representatives;

                  (c) resignation or termination of any officer, director or manager, or any increase in the rate of compensation payable or to become payable to any officer, director or manager or Representative of the Company (other than general, regularly-scheduled reviews), including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan (as defined below);

                  (d) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets to, or entering into of any Contract with, any Related Party except regular compensation to Employees;

                  (e) sale, assignment, license, transfer or Encumbrance of any of the Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

                  (f) new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice;

                  (g) actual or threatened termination of any material customer account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such customer or occurrence of any event that is likely to result in any such termination or reduction;

                  (h) disposition or lapsing of any Proprietary Rights of the Company, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

                  (i) change in accounting methods or practices by the Company;

                  (j) revaluation by the Company of any of the Assets, including writing off or establishing reserves with respect to inventory, notes or accounts receivable (other than for which adequate reserves have been previously established;

                  (k) damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Assets, the Business or the prospects of the Company;

                  (l) declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any equity securities of the Company;

                  (m) issuance or reservation for issuance by the Company of, or commitment of it to issue or reserve for issuance, any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable for shares of capital stock or other equity securities;

                  (n) increase, decrease or reclassification of the capital stock of the Company;

                  (o) amendment of the Certificate of Incorporation or Bylaws of the Company;

                  (p) capital expenditure or execution of any lease or any incurring of liability therefor by the Company, involving payments or obligations in excess of $40,000 in the aggregate;

                  (q) failure to pay any material obligation of the Company when due;

                  (r) cancellation of any indebtedness or waiver of any rights of substantial value to the Company, except in the ordinary course of business and consistent with past practice;

                  (s) indebtedness incurred by the Company for borrowed money or any commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company;

                  (t) liability incurred by the Company except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                  (u) payment, discharge or satisfaction of any Liabilities of the Company other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

                  (v) acquisition of any equity interest in any other Person;
or

                  (w) agreement by the Company directly or indirectly to do any of the foregoing.

         3.16. LIABILITIES. The Company has no Liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) Liabilities which are reflected and properly reserved against in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (iii) Liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on SCHEDULE 3.11 or Liabilities which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business. None of the Liabilities described in this
Section 3.16 relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any action, order writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "ACTIONS").

         3.17. LITIGATION. Except as set forth on SCHEDULE 3.17 or SCHEDULE 3.23, there is no Action, pending or, to the knowledge of the Company or any Stockholder, threatened or anticipated (i) against, relating to or affecting the Company, any of the Assets or any of their respective officers and directors as such, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent the Company or any of the Stockholders from consummating the transactions contemplated hereby. None of the Actions, if adversely determined against any Stockholder, the Company, their respective directors or officers, or any other Person could reasonably be expected to result in a loss to the Company, individually or in the aggregate, in excess of $100,000. To the knowledge of the Company or any Stockholder, there is no basis for any Action, which if adversely determined against any Stockholder, the Company, its directors or officers, or any other Person could reasonably be expected to result in a loss to the Company, individually or in the aggregate, in excess of $100,000. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting the Company, the Business or any of the Assets. SCHEDULE 3.17 contains a complete and accurate description of all Actions since December 31, 1994 to which the Company or any predecessor of the Company has been a party or which relate to any of the Assets or the Company's officers or directors as such, or any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by the Company for collection of monies owed in the ordinary course of business.

         3.18.    LABOR MATTERS.

                  (a) GENERAL. The Company is not a party to any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of the Company. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company's activities, and neither the Company nor any Stockholder has any knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Company nor is any grievance currently being asserted against it; and the Company has not experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of the Company or any Stockholder, threatened between the Company and its

Employees, and neither the Company nor any Stockholder is aware of any facts which could reasonably result in any such controversy.

                  (b) COMPLIANCE. The Company is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes and is not engaged in any unfair labor practice. The Company is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

                  (c) SEVERANCE OBLIGATIONS. Except as set forth on SCHEDULE 3.18(c), the Company has not entered into any severance, "stay-bonus" or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of Parent or the Company to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement (whether or not employment is continued for any specified period after the Effective Time). Except as set forth on SCHEDULE 3.18(c), neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

                  (d) HIGHLY COMPENSATED EMPLOYEES. Attached hereto as
SCHEDULE 3.18(d) is a list of the names of all present Employees with total compensation expected to exceed $100,000 in 1999 and their current compensation payable by the Company. Notwithstanding any provision of this Agreement or any Schedule to the contrary, the Company represents that from and after the Effective Time no benefit or other compensation is payable to any Person identified on SCHEDULE 3.18(d) upon the voluntary resignation of such Person from employment with Parent or the Company as a result of the occurrence of the Effective Time.

         3.19. EMPLOYEE BENEFIT PLANS. SCHEDULE 3.19 contains a complete list of Employee Plans which cover or have covered employees of the Company or any predecessor (with respect to their relationship with the Company or any predecessor). True and complete copies of each of the following documents have been delivered by the Company to Parent: (i) Employee Plan (and, if applicable, related trust agreements, annuity contracts or other funding instruments) which covers or has covered employees of the Company (with respect to their relationship with the Company) and all amendments thereto, all summary plan descriptions, summary of material modifications (as defined in ERISA) and all written interpretations and descriptions thereof which the Company generally has distributed to participants therein, the number of and a general description of the level of employees covered by each Benefit Arrangement and a complete description of any Employee Plan which is not in writing, (ii) the most recent determination letter issued by the Internal Revenue Service and any opinion letter issued by the Department of Labor with respect to each Pension Plan and each voluntary employees' beneficiary association as defined under Section 501(c)(9) of the Code (other than a Multiemployer Plan) which covers or has covered employees of the Company (with respect to their relationship with the Company), (iii) for the three
(3) most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan or Welfare Plan which covers or has covered employees of the Company (with respect to their relationship with the Company), (iv) all actuarial reports prepared for the last three (3) plan years for each Pension Plan which covers or has covered employees of the Company (with respect to their relationship with the Company), (v) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company, and (vi) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty (30) calendar days past due with respect to any Welfare Plan.

                           (i)  PENSION PLANS.

                                (A)  No Pension Plan is subject to the
minimum funding requirements of ERISA. As of the last day of the last plan year of each Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. Neither the Company nor any ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of
Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any ERISA Affiliate made contributions during the six (6) years prior to the Closing Date.

                                (B)  No "accumulated funding deficiency" (for
which an excise tax is due or would

be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment," within the meaning of Section 412(m) of the Code and
Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate is subject to any lien imposed under
Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan.

                                (C)  Neither the Company nor any ERISA
Affiliate is required to provide security to a Pension Plan which covers or has covered employees or former employees of the Company or a Subsidiary under Section 401(a)(29) of the Code.

                                (D)  Each Pension Plan and each related trust
agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company (with respect to their relationship with the Company) which has been operated as a qualified plan
(1) has received a favorable determination letter from the Internal Revenue Service stating that such Pension Plan and each related trust is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and (2) has been so qualified during the period from its adoption to date.

                                (E)  Each Pension Plan and each related trust
agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company (with respect to their relationship with the Company) currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including, without limitation, ERISA and the Code.

                         (ii)   MULTIEMPLOYER PLANS.  Neither the Company nor
any ERISA Affiliate has any liability with respect to a Multiemployer Plan, and no liability will arise or be imposed on the Company or any ERISA Affiliate under, or with respect to, any Multiemployer Plan.

                         (iii)  WELFARE PLANS.

                                (A)  Each Welfare Plan which covers or has
covered employees or former employees of the Company (with respect to their relationship with the Company) currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including, without limitation, ERISA and the Code.

                                (B)  Except as required by Section 4980B of
the Code or Part 6 of Title 1, Subtitle B of ERISA, none of the Company, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company or an ERISA Affiliate from amending or terminating any such benefit plan or such Welfare Plan.

                                (C)  Each Welfare Plan which covers or has
covered employees or former employees of the Company (with respect to their relationship with the Company) and which is a "group health plan," as defined in Section 607(1) of ERISA, presently complies in all material respects with and has been operated in compliance in all material respects with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

                                (D)  Neither the Company nor any ERISA
Affiliate has, at any time, maintained, contributed to or had any obligation to maintain or contribute to any Welfare Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA.

                                (E)  The insurance policies or other funding
instruments, if any, for each Welfare Plan provide coverage for each employee, consultant, independent contractor or retiree of the Company or any of its Subsidiaries (and, if applicable, their respective dependents) who has been advised by the Company, whether through an Employee Plan or otherwise, that he or she is covered by such Welfare Plan.

                           (iv)  BENEFIT ARRANGEMENTS.  Each Benefit
Arrangement which covers or has covered employees or former employees of the Company (with respect to their relationship to the Company) presently complies and has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including, without limitation, the Code. Except as provided by law or in any employment agreement set forth on SCHEDULE 3.19, the employment of all persons presently employed or retained by the Company is terminable at will.

                           (v)  UNRELATED BUSINESS TAXABLE INCOME; UNPAID
CONTRIBUTIONS. No Employee Plan (or trust or other funding vehicle pursuant thereto) has incurred any liability under Code Section 511. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Employee Plan.

                           (vi)  DEDUCTIBILITY OF PAYMENTS.  There is no
contract, agreement, plan or arrangement covering any employee or former employee of the Company (with respect to such employee's relationship with the Company) that, individually or collectively, requires the payment by the Company of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to
Section 280G of the Code.

                           (vii)  FIDUCIARY DUTIES AND PROHIBITED
TRANSACTIONS. Neither the Company nor any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of the Company or any ERISA affiliate has engaged in, or has any liability in respect of, any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of
Part 4 of Title I, Subtitle B of ERISA so as to create any liability of the Company or any of its Subsidiaries or any Employee Plan. The Company has not participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan, and the Company and its Subsidiaries have not been assessed any civil penalty under Section 502(l) of ERISA.

                           (viii) LITIGATION. There is no action, order,
writ, injunction, judgment or decree outstanding or claim (other than routine claims for benefits), suit, litigation, proceeding, arbitration proceeding, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending or, to the knowledge of the Company, anticipated or threatened against the Company, any ERISA Affiliate or any Employee Plan.

                           (ix)  NO AMENDMENTS.  Neither the Company nor any
ERISA Affiliate has announced to employees, former employees, consultants or directors an intention to create, or otherwise created, a legally binding commitment to adopt any additional Employee Plan which is intended to cover employees or former employees of the Company (with respect to their relationship with the Company) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company or any of its Subsidiaries (with respect to their relationship with the Company or any of its Subsidiaries).

                           (x)  UNPAID CONTRIBUTIONS.  Neither the Company
nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Pension Plan, Multiemployer Plan or Welfare Plan.

                           (xi)  INSURANCE CONTRACTS.  No Employee Plan
(other than a "multiemployer plan," as defined in Section 3(37) of ERISA) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                           (xii)  NO ACCELERATION OR CREATION OF RIGHTS.
Except as set forth on SCHEDULE 3.18(c), neither the execution and delivery of this Agreement or the Ancillary Agreements by the Company nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                           (xiii)   NO OTHER MATERIAL LIABILITY.  No event
has occurred in connection with which the Company, any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plan or (B) pursuant to any obligation of the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

         3.20. TRANSACTIONS WITH RELATED PARTIES. Except for employment agreements and other compensation arrangements disclosed on SCHEDULE 3.20, no Related Party has (a) borrowed or loaned money or other property to the Company which has not been repaid or returned, (b) any contractual relationship or other claims, express or implied, of any kind whatsoever against the Company or (c) any interest in any property used by the Company.

         3.21. COMPLIANCE WITH LAW. The Company and its predecessors have conducted the Business in compliance with all applicable Regulations and Court Orders, except as would not reasonably be expected to cause a Company Material Adverse Effect. Neither the Company nor any Stockholder has received any notice to the effect that, or has otherwise been advised that, the Company or any predecessor is not in compliance with any such Regulations or Court Orders, and none of the Company, any predecessor or any Stockholder has any reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

         3.22.    INTELLECTUAL PROPERTY.

                  (a) GENERAL. SCHEDULE 3.22(a) sets forth with respect to Proprietary Rights of the Company: (i) for each trademark, tradename or service mark, whether or not registered, the date first used, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered, (ii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered, (iii) for each mask work (if any), whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration, (iv) a description of all Trade Secrets that are material to the Business and (v) all such Proprietary Rights in the form of licenses. True and correct copies of all Proprietary Rights (including all pending applications, application related documents and materials and written materials relating to Trade Secrets) owned, controlled or used by or on behalf of the Company or in which the Company has any interest whatsoever have been provided or made available to Parent.

                  (b) ADEQUACY. The Proprietary Rights of the Company are all those necessary for the normal conduct of the Business as presently conducted and as presently contemplated, including the design, manufacture and sale of all products currently under development, planned for development or in production.

                  (c) ROYALTIES AND LICENSES. Except as set forth on SCHEDULE 3.22(c), the Company has no obligation to compensate any Person for the use of any of its Proprietary Rights nor has the Company granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

                  (d) OWNERSHIP. The Company owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

                  (e) ABSENCE OF CLAIMS. Except as set forth in SCHEDULE 3.17, none of the Company or any Stockholder (A) has received any notice alleging, or otherwise has knowledge of facts that might give rise to, invalidity with respect to any of the Proprietary Rights of the Company or
(B) has received any notice of alleged infringement of any rights of others due to any activity by the Company. To the knowledge of the Company or any Stockholder, the Company's use of its Proprietary Rights in its past, current and planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person
(i) has notified the Company or any Stockholder that it is claiming any ownership of or right to use any of the Company's Proprietary Rights or (ii) to the knowledge of the Company or any Stockholder, is infringing upon any such Proprietary Rights in any way.

                  (f) PROTECTION OF PROPRIETARY RIGHTS. All of the pending applications for the Company's Proprietary Rights have been duly filed and all other actions to protect such

Proprietary Rights have been taken. The Company has taken reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, Employees, licensees and customers in connection with the Assets or the Business) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights that are material to the Business. None of the Company or any Stockholder has knowledge of any breach of any such confidentiality or nondisclosure agreement by any party thereto.

         3.23.    TAX MATTERS.

                  (a) FILING OF TAX RETURNS. The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof. The Tax Returns filed are complete and accurate. Except as set forth on SCHEDULE 3.23(a), the Company has not requested any extension of time within which to file any Tax Return. The Company has delivered to Parent complete and accurate copies of federal, state and local Tax Returns of the Company and its predecessors for the years ended December 31, 1998, 1997, 1996 and 1995.

                  (b) PAYMENT OF TAXES. All Taxes due from the Company, or for which it could under any circumstances be liable, in respect of periods (or portions thereof) beginning before the Closing Date have been timely paid or an adequate reserve (in conformity with GAAP) has been established therefor, as set forth in the Financial Statements, and the Company has no Liability for Taxes in excess of the amounts so paid or reserves so established. Except as set forth on SCHEDULE 3.23, all Taxes that the Company or its predecessors is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

                  (c) AUDITS, INVESTIGATIONS OR CLAIMS. No deficiencies for Taxes of the Company have been claimed, proposed or assessed by any taxing or other governmental authority. Except as set forth on SCHEDULE 3.23, there are no pending or, to the knowledge of the Company or any Stockholder, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of the Company or any Stockholder, and there are no matters under discussion with any governmental authorities, or known to the Company or any Stockholder, with respect to Taxes that are likely to result in an additional Liability for Taxes. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on SCHEDULE 3.23 and, except as set forth in such Schedule, neither the Company, any predecessor or any Stockholder has been notified that any taxing authority intends to audit a Tax Return for any other period. Except as set forth on SCHEDULE 3.23, no extension of a statute of limitations relating to Taxes is in effect with respect to the Company or any predecessor.

                  (d) LIEN. There are no Encumbrances for Taxes on any of the Assets or any shares of Company Stock.

                  (e) TAX ELECTIONS. All elections with respect to Taxes affecting the Company, or the Assets, as of the date hereof are set forth on
SCHEDULE 3.23. The Company has not (i) consented at any time under Section 341(f)(1) of the Code to have the provisions of Section

341(f)(2) of the Code apply to any disposition of any Assets; (ii) agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, or is required, to treat any Asset as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired and does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; or (v) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

                  (f) PRIOR AFFILIATED GROUPS. The Company is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined consolidated or unitary state or local return.

                  (g) TAX SHARING AGREEMENTS. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Company, the Assets or the Business and, after the Closing Date, none of the Company, the Assets or the Business shall be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

                  (h) PARTNERSHIPS. The Company has no interest in nor is it subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes.

                  (i) NO WITHHOLDING. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

                  (j) PREDECESSOR. The Contribution Agreement constitutes the valid and legal obligation of MFT, enforceable by the Company in accordance with its terms, and has not been amended or modified in any manner. The Company has taken no action, directly or indirectly, to assume any of the "Excluded Liabilities" (as defined in the Contribution Agreement).

                  (k) USRPC. The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

                  (l) OTHER ENTITY LIABILITY. The Company does not have any Liability for the Taxes of any Person (other than Taxes of the Company (without regard to the activities of any predecessor)) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                  (m) CORRESPONDENCE. SCHEDULE 3.23(m) includes all correspondence to or from MFT or its beneficiaries or Affiliates (or their respective Representatives) on the one hand and the Internal Revenue Service ("IRS") or any state Tax authority on the other hand from and after the delivery by the IRS of its audit report dated July 15, 1998 (including such report).

         3.24. INSURANCE. SCHEDULE 3.24 contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which the Company is the owner, insured or beneficiary. All of such policies are sufficient for (i) compliance with all Regulations and all of the Contracts, (ii) covering all reasonably foreseeable damage to and liabilities or contingencies relating to the Company's conduct of the Business and (iii) providing replacement cost insurance coverage for all of the Assets, Fixtures and Equipment and all leasehold improvements. The Company is not in default under any of such policies or binders, and has not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. There are no facts known to the Company or any Stockholder upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Closing Date.

         3.25. ACCOUNTS RECEIVABLE. Except as contemplated by SCHEDULE 2.12(a), the accounts and notes receivable reflected in the Balance Sheet, and all accounts or notes receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements.

         3.26. INVENTORY. Except as contemplated by SCHEDULE 2.12(a), the value at which the Inventory is shown on March 31, 1999 has been determined in accordance with the normal valuation policy of the Company, consistently applied and in accordance with GAAP. The Inventory and the specific items acquired or manufactured subsequent to March 31, 1999, consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to net realizable market value, or for which adequate reserves have been provided, and the present quantity of all Inventory is reasonable in the present circumstances of the Business. SCHEDULE 3.26 contains a complete and accurate list of all Inventory as of March 31, 1999 and the addresses at which the Inventory is located.

         3.27. PURCHASE COMMITMENTS AND OUTSTANDING BIDS. As of the date of this Agreement, the aggregate of all Contracts for the purchase of Inventory by the Company, other than in the ordinary course of business, does not exceed $40,000. No outstanding purchase or outstanding lease commitment of the Company presently is in excess of the normal, ordinary and usual requirements of the Business or was made at any price in excess of the now current market price or contains terms and conditions more onerous than those usual and customary in the Company's business. There are outstanding no pending obligations to lease real property in addition to those identified on
SCHEDULE 3.8(c).

         3.28. SUPPLIERS. SCHEDULE 3.28 sets forth a complete and accurate list of the names and addresses of the ten (10) suppliers with the greatest dollar volume of sales to the Company during the last fiscal year and during the last fiscal quarter, showing the approximate total purchases in dollars by the Company from each such supplier during such fiscal year. Since the Balance Sheet Date, there has been no Company Material Adverse Change in the business relationship of the Company with any supplier named on SCHEDULE 3.28. The Company has not received any written communication from any supplier named on SCHEDULE 3.28 of any intention to return, terminate or materially reduce purchases from or supplies to the Company.

         3.29. YEAR 2000 PROBLEM. On the basis of a reasonable review and assessment undertaken by the Company of the Company's computer applications, the Company reasonably believes that the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a Company Material Adverse Effect. So long as the Company follows the plan attached hereto as SCHEDULE 3.29, a Year 2000 Problem will not result in Damages for which indemnification may be sought under Article 9.

         3.30. BROKERS; TRANSACTION COSTS. Except as set forth on SCHEDULE 3.30, neither the Company nor any Stockholder has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Parent, the Company or any of the Stockholders to pay any finder's fee, brokerage commission, legal, accounting, or similar payment in connection with the transactions contemplated hereby. All of the items included on SCHEDULE 3.30 will also be included on the Funded Debt Notice.

         3.31. NO OTHER AGREEMENTS TO SELL THE COMPANY OR THE ASSETS. Neither the Company nor any Stockholder has any legal obligation, absolute or contingent, to any other Person to sell the Assets (other than Inventory in the ordinary course of business) or to sell any capital stock of the Company or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto, except pursuant to this Agreement.

         3.32. FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any predecessor, nor to the knowledge of the Company, any agent, employee or other Person associated with or acting on behalf of the Company or any predecessor has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

         3.33. POOLING OF INTERESTS. Neither the Company nor any of its directors, officers or Stockholders has taken any action which, to their knowledge, would reasonably be expected to preclude Parent's ability to account for the Merger as a pooling of interests pursuant to APB 16 and the applicable rules and regulations of the SEC.

         3.34. FINANCIAL PROJECTIONS; OPERATING PLAN. The Company has made available to Parent certain financial projections with respect to the Business which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by it to be reasonable as of the date of this Agreement.

         3.35. APPROVALS. SCHEDULE 3.35 contains a list of all material approvals or consents relating to the business conducted by the Company which are required to be given to or obtained by the Company from any Person in connection with the consummation of the transactions contemplated by this Agreement.

         3.36. TAKEOVER STATUTES. No Takeover Statute applicable to the Company is applicable to the Merger or the transactions contemplated hereby.

         3.37. MATERIAL MISSTATEMENTS OR OMISSIONS. To the knowledge of the Company, no representations or warranties by the Company or any Stockholder in this Agreement or any Ancillary Agreement to which it is a party or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by the Company or such Stockholder or any of its Representatives to Parent or Sub pursuant hereto, or in connection with the transactions contemplated by this Agreement or by such Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 3A

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         As an inducement of Parent to enter into this Agreement, each Stockholder, severally, and not jointly, represents and warrants with respect to itself only to Parent and Sub as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         3A.1 AUTHORIZATION. Each Stockholder has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Stockholder and is, and upon the execution and delivery thereof each Ancillary Agreement to which it is a party will be, a valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3A.2 NO CONFLICT OR VIOLATION; CONSENTS. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by any Stockholder with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of any Stockholder, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which any Stockholder is a party or by which any Stockholder is bound or to which any of its assets are subject or (c) violate any applicable Regulation or Court Order. Except as set forth on SCHEDULE 3A.2, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by any Stockholder in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         3A.3 OWNERSHIP OF COMPANY STOCK; TITLE. The number of shares of Company Stock held by each Stockholder are accurately set forth on ANNEX I and all of such shares of Company Stock are lawfully owned of record and, except as set forth on SCHEDULE 3A.3, beneficially owned by such Stockholder, free and clear of any Encumbrances. Except as set forth on SCHEDULE 3A.3, the Company Shares held by such Stockholder are not subject to any stockholder agreement, voting trust, proxy or other agreement or understanding with respect to or concerning the purchase, sale or voting of such company stock. Upon the acquisition in the Merger by Parent of the shares of Company Stock presently held by such Stockholder, Parent shall acquire good title to such shares of company stock, free and clear of all Encumbrances, other than any Encumbrances created by the Parent or Sub.

         3A.4 SECURITIES LAWS REPRESENTATIONS. Each Stockholder, severally and not jointly, represents as follows with respect to the Merger Shares to be acquired by it in connection with the Merger:

                  (a) Such Stockholder is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

                  (b) Such Stockholder is receiving the Merger Shares acquired by it for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby.

                  (c) Such Stockholder has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, Parent and the business and prospects of Parent which it deems necessary to evaluate the merits and risks related to its investment in such shares and to verify the information received, and such Stockholder's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its receipt of such shares. Without limiting the generality of the foregoing, each Stockholder acknowledges that it has received and reviewed copies of (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1998, (ii) Parent's Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held

April 26, 1999, (iii) the press release announcing Parent's first quarter results dated April 27, 1999 and (iv) Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

                  (d) Such Stockholder's financial condition is such that it can afford to bear the economic risk of holding the Merger Shares acquired by it for an indefinite period of time and has adequate means for providing for such Stockholder's current needs and contingencies and to suffer a complete loss of its investment in such Merger Shares.

                  (e) All information that such Stockholder has provided to Parent concerning itself and its financial position is correct and complete in all material respects.

                  (f) Such Stockholder has been advised that (i) Parent's issuance of such Merger Shares to the Stockholder will not have been registered under the Securities Act, (ii) such shares may need to be held indefinitely, and such Stockholder must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act and (vi) a restrictive legend in the following form shall be placed on the certificates representing such shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY GUITAR CENTER, INC. GUITAR CENTER, INC. SHALL BE FURNISHED WITH AN OPINION OF COUNSEL IN FORM REASONABLY SATISFACTORY TO IT OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

                                   ARTICLE 4.

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         As an inducement of the Company and each of the Stockholders to enter into this Agreement, except as set forth on the Parent Schedule of Exceptions attached to this Agreement,

Parent represents and warrants to the Company and the Stockholders as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         4.1. ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has full corporate power and authority to conduct its business as it is presently being conducted. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect on Parent. Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

         4.2.     CAPITALIZATION.

                  (a) Parent has authorized under its Certificate of Incorporation 55,000,000 shares of Parent Stock and 5,000,000 shares of preferred stock, par value $.01 per share of which, as of April 28, 1999, 20,112,012 shares of Parent Stock and no shares of preferred stock were issued and outstanding. Parent has no other stock authorized, issued or outstanding.

                  (b) There are (i) 2,235,000 shares of Parent Stock reserved for issuance upon the exercise of options granted or available for grant under Parent's 1997 Equity Participation Plan, (ii) 703,290 shares reserved for issuance upon the exercise of options granted under Parent's 1996 Performance Stock Option Plan and (iii) 795,970 shares reserved for issuance upon the exercise of options granted under management stock option agreements entered into by Parent (collectively, the "PARENT OPTIONS").

                  (c) Except for the Parent Options, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Parent. Except as set forth above, no shares of capital stock of Parent are reserved for issuance.

                  (d) All outstanding shares of Parent Stock issued or to be issued upon exercise of any of the Parent Options will be validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, Parent's Certificate of Incorporation or Bylaws or any Contract.

                  (e) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan or pending proposal for any redemption of stock of Parent or any merger or consolidation of Parent with or into any other entity.

                  (f) The Merger Shares to be issued pursuant to the terms of this Agreement have been duly authorized and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. Assuming that the representations of each Stockholder set forth in Article 3A are true and correct, issuance of the Merger Shares is exempt from registration under the Securities Act.

                  (g) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding. All of such outstanding shares are owned by Parent and are validly issued, fully paid and non-assessable.

         4.3. AUTHORIZATION. Each of Parent and Sub has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Parent and Sub, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which each of Parent and Sub is a party will be, a valid and binding obligation of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         4.4. NO CONFLICT OR VIOLATION; CONSENTS. Except as set forth on
SCHEDULE 4.4 and except as would not result in a Material Adverse Effect on Parent, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Parent or Sub with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of Parent's or Sub's governing documents to the extent applicable, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Parent or Sub is a party or by which Parent or Sub is bound or to which any of their respective assets are subject, (c) violate any Regulation or Court Order applicable to Parent or Sub or (d) impose any Encumbrance on any assets of Parent or Sub. Except as set forth on
SCHEDULE 4.4, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Parent or Sub in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         4.5. REPORTS AND FINANCIAL STATEMENTS. Parent has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act, and has previously provided or made available to the Company true and complete copies of all reports filed by Parent with the SEC since January 1, 1999 (the "SEC REPORTS"). Such SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports, as of its date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent, including the notes thereto, included in the SEC Reports have been prepared in accordance with GAAP consistently applied (except as otherwise stated in the footnotes to the financial statements) and fairly present in all material respects the consolidated financial condition of Parent as at the dates thereof and consolidated results of operations and cash flows for the periods then ended.

         4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise set forth in the SEC Reports or in Parent's press release dated April 27, 1999 relating to its financial results for the quarter ended March 31, 1999, since March 31, 1999, there has not been any fact, event, circumstance or change affecting or relating to Parent which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Parent, or (B) the likelihood of Parent to consummate the Merger and the other transactions contemplated by this Agreement (a "PARENT MATERIAL ADVERSE EFFECT"); PROVIDED, HOWEVER, that a Parent Material Adverse Effect shall not include any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions or industry conditions generally.

         4.7. DISCLOSURE. No representation, warranty or other statement by Parent herein contains an untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein not misleading.

                                   ARTICLE 5.

                    ACTIONS BY THE COMPANY, THE STOCKHOLDERS
                         AND PARENT PRIOR TO THE CLOSING

         The Company, the Stockholders, Parent and Sub, each as indicated below, covenant as follows for the period from the date hereof through the Closing Date:

         5.1. CONDUCT OF BUSINESS. From the date hereof through the Closing, the Company and the Stockholders shall, except as otherwise expressly contemplated by this Agreement, or as consented to by Parent in writing, operate the Business solely in the ordinary course of business and in accordance with past practice and will not, in any event, take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not and the Stockholders shall not cause the Company to, except as specifically contemplated by this Agreement or as consented to by Parent in writing:

                  (a) incur any indebtedness for borrowed money, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person in excess of $40,000;

                  (b) issue (except pursuant to Company Options outstanding on the date of this Agreement and disclosed on SCHEDULE 3.2(b)) or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acquire capital stock;

                  (c) declare, pay or incur any obligation to pay any dividend on its capital stock or declare, make or incur any obligation to make any distribution or redemption with respect to capital stock;

                  (d) make any change to the Company's Certificate of Incorporation or Bylaws;

                  (e) mortgage, pledge or otherwise encumber any Assets or sell, transfer, license or otherwise dispose of any Assets except for the sale of inventory to customers in the ordinary course of business and consistent with past practice;

                  (f) cancel, release or assign any indebtedness owed to it or any claims or rights held by it;

                  (g) make any investment or commitment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person in excess of $40,000;

                  (h) terminate any material Contract or make any change in any material Contract;

                  (i) enter into or modify any employment Contract, (ii) pay any compensation to or for any Employee, officer or director other than in the ordinary course of business and pursuant to existing employment arrangements, (iii) pay or agree to pay any bonus, incentive compensation, service award, severance, "stay bonus" or other like benefit, (iv) enter into or modify any other Employee Plan, or (v) modify the Company Stock Option Plan;

                  (j) enter into or modify any Contract or other arrangement with a Related Party;

                  (k) [intentionally omitted];

                  (l) make any change in any method of accounting or accounting practice;

                  (m) fail to comply with all Regulations applicable to the Assets (except as would not reasonably be expected to result in a Company Material Adverse Effect) and the Business consistent with past practices;

                  (n) fail to use its commercially reasonable efforts to (i) maintain the Business, (ii) retain the Employees so that such Employees will remain available to the Surviving Corporation on and after the Closing Date,
(iii) maintain existing relationships with material suppliers and customers and others having business dealings with Parent and (iv) otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date;

                  (o) make or change any election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle or compromise any claim, notice, audit report or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (p) commence any Action or other legal proceeding;

                  (q) do any other act which would cause any representation or warranty of the Company or Stockholders in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice; or

                  (r) directly or indirectly take, agree to take or otherwise permit to occur any of the actions described in Sections 5.1(a) through 5.1(q).

         5.2. ACCESS BY PARENT. Subject to the Confidentiality Agreement, from the date hereof through the Closing Date, the Company shall, and shall cause the Company's officers, Employees and Representatives to, afford the Representatives of the Parent and those of its lenders access upon reasonable notice and at all reasonable times to its Business for the purpose of inspecting the same, and to its officers, Employees and Representatives, properties, Books and Records, Contracts and other Assets, and shall furnish Parent and its Representatives and those of its lenders, upon reasonable notice and in a timely manner, all financial, operating and other data and information as Parent or its affiliates, through their respective Representatives, may reasonably request.

         5.3. NOTIFICATION OF CERTAIN MATTERS. The Company and the Stockholders shall give prompt notice to Parent of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Company or any Stockholder contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of the Company or any Stockholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Company and the Stockholders shall promptly notify Parent of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to result in a Company Material Adverse Effect.

         5.4. NO MERGERS, CONSOLIDATIONS, SALE OF STOCK, ETC. Neither the Company nor any Stockholder will, directly or indirectly, through any Representative or otherwise, (a) solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to (i) the sale or exchange of the Company's capital stock, (ii) the merger of the Company with, or the direct or indirect disposition of a significant amount of the Assets or the Business to, any Person other than Parent or (iii) the licensing of the Company's Proprietary Rights to any Person or (b) provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction. Without limiting the foregoing, the Company will cause William Blair & Company LLC to immediately terminate all efforts to solicit a transaction. The Company and the Stockholders hereby represent that neither the Company nor any Stockholder is now engaged in discussions or negotiations with any party other than Parent with respect to any transaction of the kind described in clauses (a) (i) through (a) (iii) of the preceding sentence (a "PROPOSED ACQUISITION TRANSACTION"). The Company and each Stockholder agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of them is a party. The Company and the Stockholders shall (w) immediately notify Parent (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction, (x) promptly notify Parent of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party, (y) promptly provide Parent with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (z) keep Parent informed of the status of such offer and the offeror's efforts and activities with respect thereto.

         5.5.     POOLING ACCOUNTING TREATMENT.

                  (a) Set forth on SCHEDULE 5.5 is a list of all Persons who are, in the Company's reasonable judgment after consultation with outside counsel, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (including, without limitation, SEC Accounting Releases 130 and 135). The Company and the Stockholders shall cause each such Person to deliver to Parent and Sub on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit C (an "AFFILIATE LETTER").

                  (b) The Company and the Stockholders shall use diligent efforts in good faith to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests under APB 16 and applicable SEC rules and regulations, and to have such accounting treatment accepted by the Company's independent public accountants, by independent Parent's independent public accountants, and by the SEC, respectively. The Company and each Stockholder agree that none of them will knowingly take any action that would cause such accounting treatment not to be obtained.

         5.6. COMPANY STOCKHOLDER APPROVAL. The Company agrees that it will submit to the Stockholders a unanimous written consent in lieu of a meeting of such Stockholders (the "STOCKHOLDER CONSENT") in substantially the form attached hereto as EXHIBIT D, (a) approving the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby and (b) expressly waiving any dissenters' appraisal or similar remedy available under the DGCL or other applicable law. Each Stockholder agrees that, immediately following the execution and delivery of this Agreement, it will execute and deliver to the Company, with a copy to Parent, a counterpart to the Stockholder Consent dated as of the date hereof, which Stockholder Consent upon delivery will become irrevocable.

         5.7. BOARD OBSERVER RIGHTS. From the date hereof to the first to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with Section 10.1, Parent will be invited to have a representative of Parent attend all meetings of the Company's Board of Directors and any board committees as an observer and to receive copies of all materials and communications provided to the Company's Board of Directors and board committees when so distributed, all of which materials will be delivered subject to the Confidentiality Agreement. Parent's representatives will not be excluded from any portion of such meetings or discussions except only for those portions (i) in which the Company's position on issues with Parent is considered, (ii) in which the Company's counsel communicates with the Company's Board of Directors on matters where Parent's attendance might jeopardize the maintenance of the corporate attorney-client privilege for the Company and (iii) in which, in the good faith judgment of counsel to the Company, participation by Parent is not appropriate under applicable law, including, but not limited to, portions involving data which is not appropriate for dissemination to Parent under applicable antitrust or trade regulation laws.

         5.8. FIRPTA COMPLIANCE. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         5.9. NASDAQ NATIONAL MARKET LISTING OF ADDITIONAL SHARES
APPLICATION. Parent shall use its commercially reasonable efforts to cause the Merger Shares to be authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

         5.10. COMPANY'S AUDITORS. The Company will use commercially reasonable efforts to cause its management and the Company's independent accountants, PricewaterhouseCoopers LLP, to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations and (ii) the review of any Company or predecessor audit work papers, including, as applicable, the review of selected interim financial statements and data.

         5.11. CLOSING DATE. Each party to this Agreement shall use all reasonable commercial efforts to cause the Closing to occur on or before May 28, 1999.

         5.12. TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, the Board of Directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

         5.13. ADDITIONAL AFFILIATE LETTERS. The Company agrees that if any Person would have been a Company Affiliate or had such Person been a stockholder of the Company, the Company shall cause such person to execute and deliver to the Company a Company Affiliate Letter in accordance with
Section 5.5 promptly upon such Person attaining such status.

         5.14. COMPANY AUDITED FINANCIALS. The Company will use its commercially reasonable efforts to prepare and deliver to Parent within twenty (20) days of the Closing Date (i) the Company Financial Statements for the year ended December 31, 1998 along with the opinion of PricewaterhouseCoopers LLP (the "COMPANY AUDITED FINANCIALS") and (ii) a schedule summarizing the adjustments made to the Company Financials for the period ended December 31, 1998 as previously provided to Parent (which will be prepared on a basis consistent in all material respects with the Financial Statements and, except as contemplated by SCHEDULE 2.12(a), will not differ materially from those financial statements without Parent's written consent) in order to arrive at the Company Audited Financials. The Company Audited Financials will be provided to Parent in draft form and Parent shall have an opportunity to ask questions and receive responses from senior management of the Company regarding such financial statements before they are finalized.

         5.15. MEDFORD PROPERTY CONTRIBUTION. Prior to the Effective Time, The Eiger Mountain Real Estate Trust and The Promise Land Real Estate Development Trust shall contribute to the Company a fee simple interest in the Medford Property, free and clear of any Encumbrances or liabilities whatsoever including, without limitation, indebtedness for borrowed money, except for Permitted Encumbrances not material to the value or use of the property. All expenses (including, for example, property taxes and insurance), will be prorated to the date of contribution. Upon request, the present owner of the Medford Property will at its expense provide to Parent a "Phase I" environmental report in form and substance acceptable to Parent in its sole discretion. The form of deed and conveyance documents, title insurance and exceptions thereto shall be in customary form and satisfactory to Parent in its reasonable discretion, such approval to be evidenced if and when granted by the written approval of the General Counsel of Parent. The sole consideration to be paid by the Company in connection with the contribution of the Medford Property will be shares of Company Stock. Any transfer taxes, title insurance fees or similar costs shall be borne solely by the present owners of the Medford Property.

         5.16. STOCKHOLDER NOTE CONVERSION. Prior to the Effective Time, all indebtedness of the Company due to the noteholders as identified on SCHEDULE
5.16 (including any related accrued and unpaid interest, premium, costs or other obligations under the respective promissory notes) shall be contributed to the Company solely in consideration for the issuance to such persons of shares of Company Stock as set forth on such schedule (the "STOCKHOLDER NOTE CONVERSION"). The shares of Company Stock to be issued in the Stockholder Note Conversion will have a fair market value, on the date of conversion, of not less than the aggregate principal amount, accrued but unpaid interest, premium, fees and costs payable to the holders under all such contributed indebtedness and the Company will provide Parent with documentary evidence which supports such determination in form and substance satisfactory to Parent. The Company and the Stockholders represent that all indebtedness of the Company for borrowed money due to any Related Party of the Company is identified on SCHEDULE 5.16.

         5.17. TREATMENT OF COMPANY OPTIONS; CALCULATION OF OPTION EXCHANGE RATIO. The parties agree that the Option Exchange Ratio shall be calculated consistent with the methodology set forth in SCHEDULE 1.1. The Chief Financial Officer of Parent and the Chief Executive Officer of the Company will meet no later than the day before the Closing Date to update the estimates contained in SCHEDULE 1.1 and update the assumed price of Parent Stock to the closing price of Parent Stock on Nasdaq as of the day prior to the Closing Date and thereby arrive at the Option Exchange Ratio, which shall be reflected in a certificate signed by the Chief Financial Officer of Parent and the Chief Executive Officer of the Company, which shall be final and binding for all purposes of this Agreement. In the event the parties cannot agree, the determination of the Option Exchange Ratio shall be submitted to arbitration pursuant to Section 10.12 and the termination date set forth in
Section 10.1(a)(ii) shall be tolled pending such determination. The parties acknowledge that this methodology contemplates that no change in the Exchange Ratio or Option Exchange Ratio will result due to the Medford Property Contribution contemplated by Section 5.15.

         5.18. FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree, in each case both before and after the Closing, (i) to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements,
(ii) to use their respective commercially reasonable efforts to cause the Merger to qualify, and will not take any actions which to their knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code or for the pooling of interests method of accounting under APB 16, (iii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder and (iv) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable commercial efforts (A) to obtain any necessary Consents (including, without limitation, all filings required to be made under the HSR Act with respect to this Agreement and the transactions contemplated hereby) (B) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities and (C) to fulfill all other conditions to this Agreement. Notwithstanding the foregoing, (y) no amendment or modification shall be made to any Contract to obtain any required Consent without the prior written consent of Parent and (z) no party hereto or any of their respective Affiliates shall be required to sell, transfer, divest or otherwise dispose of any of its respective business, assets or properties in connection with this Agreement or any of the transactions contemplated hereby. Parent agrees to use all commercially reasonable efforts to obtain from its existing bank lender the financing referred to in Section 7.11. Each party shall deliver customary closing certificates and representations for the purpose of facilitating delivery of the opinions of counsel and the outside independent accountants contemplated by this Agreement.

                                   ARTICLE 6.

         CONDITIONS TO THE COMPANY'S AND THE STOCKHOLDERS' OBLIGATIONS

         The obligations of the Company and the Stockholders to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of the Company and the Stockholders, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:


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


         6.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects (without regard to any materiality qualifier contained therein) at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Parent and Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date (without regard to any materiality qualifier contained therein). There shall be delivered to the Company and Stockholders a certificate of Parent and Sub signed by their President and Chief Financial Officer to the foregoing effect ("PARENT CLOSING CERTIFICATE").

         6.2. CONSENTS. All Consents, approvals and waivers from governmental authorities necessary to permit consummation of the Merger as contemplated hereby shall have been obtained and all approvals required under any Regulations to permit Parent and Sub to carry out the transactions contemplated by this Agreement and the Ancillary Agreements (including, without limitation, the expiration or termination of the waiting period under the HSR Act) shall have been obtained.

         6.3. NO COURT ORDERS. There shall not be any Regulation or Court Order that makes the transactions contemplated hereby and by the Ancillary Agreements illegal or otherwise prohibited.

         6.4. CLOSING DOCUMENTS. Parent shall have delivered to the Stockholders the documents and other items described in Section 8.2 and such other documents and items as the Company or the Stockholders may reasonably require.

         6.5. OPINION OF COUNSEL. Stockholders shall have received an opinion of Latham & Watkins, counsel to Parent and Sub, dated as of the Closing, in customary form and reasonably acceptable to the Company, and a tax opinion of Pillsbury Madison & Sutro LLP, counsel to the Company and the Stockholders, dated as of the Closing, in customary form and reasonably acceptable to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

         6.6. MATERIAL ADVERSE CHANGE. There shall not have been any Parent Material Adverse Change.

                                   ARTICLE 7.

                  CONDITIONS TO PARENT'S AND SUB'S OBLIGATIONS

         The obligations of Parent and Sub to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Parent, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

         7.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company and each Stockholder contained in this Agreement shall be true and correct in all material respects (without regard to any materiality qualifier contained therein) at and as of the

Closing Date as if such representations and warranties were made at and as of the Closing Date, and the Company and each of the Stockholders shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date (without regard to any materiality qualifier contained therein). There shall be delivered to Parent a certificate of the Company signed by its Chief Executive Officer and its President (the "COMPANY CLOSING CERTIFICATE") and each Stockholder to the foregoing effect (each, a "STOCKHOLDER'S CLOSING CERTIFICATE").

         7.2. CONSENTS. All Consents, approvals and waivers from governmental authorities and other parties (but excluding required Consents of Company any vendors) necessary to permit consummation of the Merger as contemplated hereby and by the Ancillary Agreements and for the operation of the Business after the Closing (including all required third party consents under the Contracts) shall have been obtained. Parent shall be satisfied that all approvals required under any Regulations to permit the Company and the Stockholders to carry out the transactions contemplated by this Agreement and the Ancillary Agreements (including, without limitation, the expiration or termination of the waiting period under the HSR Act) shall have been obtained.

         7.3. NO ACTIONS OR COURT ORDERS. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements. There shall not be any Regulation or Court Order that makes the acquisition of the Company stock contemplated hereby illegal or otherwise prohibited or that otherwise may have a Company Material Adverse Effect.

         7.4. CLOSING DOCUMENTS. The Company and/or the Stockholders, as the case may be, shall have delivered to Parent the documents and other items described in Section 8.1 and such other documents and items as Parent may reasonably require.

         7.5. EXEMPTION UNDER FEDERAL AND STATE SECURITIES LAWS. Parent shall be satisfied in its reasonable discretion that the issuance of shares of Parent Stock in the Merger will not violate any federal or state securities laws.

         7.6. STOCKHOLDER CONSENT. The Stockholders shall have unanimously executed the Stockholder Consent and the Company shall have taken all further actions related to the due authorization of the Merger as may be required under the DGCL including, without limitation, the valid waiver of any right to assert dissenters' or similar rights under the DGCL or other applicable law.

         7.7.     TAX MATTERS.

                  (a) No new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting the Company shall have been made after the date of this Agreement without the prior written consent of Parent, which consent shall not be unreasonably withheld.

                  (b) The Stockholders and the Company shall have provided Parent with (i) all forms, certificates and/or other instruments required to pay the transfer and recording taxes and


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

charges arising from the transactions contemplated by this Agreement, together with evidence satisfactory to Parent that such transfer taxes and charges have been paid by the Company or the Stockholders, and (ii) a clearance certificate or similar document(s) which may be required by any state taxing authority to relieve Parent of any obligation to withhold any portion of the payments to the Stockholders pursuant to this Agreement.

                  (c) The Stockholders and the Company shall use all commercially reasonable efforts to obtain from the IRS, and deliver to Parent, official, plain English, transcripts for both MFT and the Company (i) covering all taxable years or periods of MFT and the Company from and including 1994 through the date of issuance of such transcripts (which date shall be no earlier than two weeks prior to the Closing Date); and (ii) reflecting that no unpaid assessments have been made by the IRS against MFT or the Company, as the case may be, as of the date of issuance of such transcripts.

         7.8. OPINION OF COUNSEL. Parent shall have received an opinion of Pillsbury Madison & Sutro LLP, counsel to the Company, dated as of the Closing, in customary form and reasonably acceptable to Parent, and a tax opinion of Latham & Watkins, counsel to Parent, dated as of Closing, in customary form and reasonably acceptable to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

         7.9. EMPLOYMENT AGREEMENTS. Each of the persons listed on SCHEDULE
7.9 shall have executed and delivered to Parent an Employment Agreement and such Employment Agreement shall be in full force and effect.

         7.10. STOCKHOLDER EXECUTION OF MERGER AGREEMENT. Each Stockholder shall have duly executed and delivered a counterpart of this Agreement.

         7.11. BANK FINANCING. Parent shall have arranged for bank financing on terms satisfactory to it in its sole discretion in an amount and on the terms deemed necessary by it to refinance the existing indebtedness of Parent and the Company (including all Funded Debt of the Company) and provide for the continuing needs of the combined business.

         7.12. FIRPTA COMPLIANCE. The statement in the form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3) shall be executed and delivered.

         7.13. RELATED AGREEMENT. Parent, MFT and the other parties identified therein shall have entered into the related agreement in the form previously agreed.

         7.14. POOLING LETTERS. Parent shall have received a letter (a "POOLING LETTER") from each of the Company's independent certified public accountants, PricewaterhouseCoopers LLP, and Parent's independent certified public accountants, KPMG Peat Marwick LLP, dated the Closing Date, satisfactory to Parent in its sole discretion, to the effect the business combination contemplated by this Agreement and the Ancillary Agreements qualifies as a pooling of interests under APB 16 and the applicable rules and regulations of the SEC.


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

         7.15. MATERIAL ADVERSE CHANGE. There shall not have been any Company Material Adverse Change.

                                    ARTICLE 8.

                                     CLOSING

         On the Closing Date at the Closing Place:

         8.1. DELIVERIES BY THE COMPANY AND THE STOCKHOLDERS TO PARENT. The Company and each Stockholder, as applicable, shall deliver (or cause to be delivered) to Parent:

                  (a) the Ancillary Agreements, duly executed by each party thereto other than Parent and Sub;

                  (b) any Consents required to be obtained by the Company or the Stockholders;

                  (c) the Company Closing Certificate and each of the Stockholder's Closing Certificates;

                  (d) an opinion of Pillsbury Madison & Sutro LLP, counsel to the Company and the Stockholders, dated as of the Closing Date, as provided for in Section 7.8;

                  (e) an affidavit, stating, under penalty of perjury, each Stockholder's U.S. taxpayer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code;

                  (f) a fully executed Affiliate Letter from each of the Persons identified on SCHEDULE 5.5 hereof;

                  (g) a Pooling Letter dated the Closing Date, from the Company's independent certified public accountants, PricewaterhouseCoopers LLP, which shall be satisfactory to Parent in its sole discretion;

                  (h) the Stockholder Consent, duly executed by each of the Stockholders; and

                  (i) all share certificates representing the shares of Company Stock to be canceled in connection with the Merger.

         8.2. DELIVERIES BY PARENT TO THE STOCKHOLDERS. Parent shall deliver to the Stockholders:

                  (a) the Ancillary Agreements to which Parent or Sub is a party, duly executed by them;

                  (b) any Consents required to be obtained by Parent;

                  (c) the Parent Closing Certificate;


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

                  (d) an opinion of Latham & Watkins, counsel to Parent and Sub, dated as of the Closing Date, as provided for in Section 6.5;

                  (e) the Merger Shares to be issued to the Stockholders and the Depositary Agent as provided for herein.

                                   ARTICLE 9.

                                 INDEMNIFICATION

         9.1. SURVIVAL OF REPRESENTATIONS, ETC. All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder. The representations and warranties contained herein shall survive the Closing Date (and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein or made hereunder, may be asserted at any time before the date which shall be) until the first anniversary of the execution of this Agreement; PROVIDED, HOWEVER, (a) the Company's and the Stockholders' representations and warranties in Section 3.23 (Taxes) shall survive the Closing until the later to occur of (i) the fifth anniversary of the execution of this Agreement and (ii) expiration of all relevant statutes of limitation (including any extensions thereof) and (b) the Stockholders' representations and warranties set forth in Article 3A (Stockholders' Ownership of Stock) shall survive the Closing Date in perpetuity. No investigation made by any of the parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the parties. On the Closing Date all representations and warranties contained in this Agreement and made by the Company and the Stockholders shall expire as to the Company and thereafter will be deemed to have been made exclusively by the Stockholders. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         9.2.     INDEMNIFICATION.

                  (a) GENERAL.

                      (i) Subsequent to the Closing, the holders immediately prior to the Effective Time of shares of Company Stock shall, subject to
Section 9.5(c), jointly and severally, indemnify Parent, its Affiliates, and each of their respective, officers, directors, employees, stockholders and agents ("PARENT INDEMNIFIED PARTIES") against, and hold each of the Parent Indemnified Parties harmless from, any damage, claim, loss, cost, Tax, Liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, diminution of value, response action, removal action or remedial action (collectively "DAMAGES") incurred by any such Parent Indemnified Party, that are incident to, arise out of, in connection with, or related to, the breach of any warranty, representation,


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

covenant or agreement of the Company or any such holder contained in this Agreement or any schedule hereto or in any certificate or instrument of conveyance (including, without limitation, any Transmittal Letter) delivered by or on behalf of the Company or any such holder pursuant to this Agreement or in connection with the transactions contemplated hereby, other than any warranty or representation contained in Article 3A of this Agreement.

                           (ii) Subsequent to the Closing, each holder
immediately prior to the Effective Time of the Company Stock shall, severally and not jointly, indemnify the Parent Indemnified Parties against, and hold each of the Parent Indemnified Parties harmless from, any Damages incurred by such Parent Indemnified Party, that are incident to, arise out of, in connection with, or related to, the breach of any warranty or representation of such holder contained in Article 3A of this Agreement, or any warranty or representation of substantially similar subject matter to those contained in Section 3A of this Agreement that are contained in any schedule hereto or in any certificate or instrument of conveyance (including, without limitation, any Transmittal letter) delivered by or on behalf of such holder pursuant to this Agreement or in connection with the transactions contemplated hereby.

                           (iii) Subsequent to the Closing, Parent shall
indemnify the holders immediately prior to the Effective Time of Company Stock, their Affiliates, and each of their respective partners, officers, directors, employees, stockholders and agents, as the case may be ("STOCKHOLDER INDEMNIFIED PARTIES"), against, and hold each of the Stockholder Indemnified Parties harmless from, any Damages incurred by such Stockholder Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of Parent or Sub contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of Parent or Sub pursuant to this Agreement or in connection with the transactions contemplated hereby.

         The term "Damages" as used in this Section 9.2 is not limited to matters asserted by third parties against Stockholder Indemnified Parties or Parent Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims. The right to obtain indemnification provided in this Section 9.2(a) is in addition to any other remedy at contract or in the law (but without duplication of recovery) and it is expressly agreed that it shall not limit in any way the right of the Surviving Corporation to enforce the Contribution Agreement.

                  (b) PROCEDURE FOR CLAIMS.

                  If a claim for Damages (a "CLAIM") is to be made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "INDEMNIFIED PARTY") shall give written notice (a "CLAIM NOTICE") to the indemnifying person (the "INDEMNIFYING PARTY") promptly after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this
Section 9.2 PROVIDED, that if the Indemnified Party is a Stockholder Indemnified Party, such Claim Notice shall only be valid if it is delivered by the Stockholder Representative; and PROVIDED FURTHER, that


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

if the Indemnified Party is a Parent Indemnified Party, such Claim Notice shall be valid if it is delivered to the Stockholder Representative. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party demonstrates actual material damage caused by such failure, and then only to the extent thereof. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit, other legal action or otherwise, a "THIRD-PARTY CLAIM"), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying Party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense, (1) to take control of the defense and investigation of such Third-Party Claim and
(2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 9.2(b), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; PROVIDED that, if the named persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to retain one firm of separate counsel of its own choosing. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section
9.2 within ten (10) calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; PROVIDED that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 9.2 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

         9.3. NO RIGHT OF CONTRIBUTION. After the Closing, no Stockholder shall have any right of contribution against the Surviving Corporation for any breach of any representation, warranty,


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

covenant or agreement of the Company. The Stockholders and Parent shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this Article 9. The remedies described in this Section 9 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue, but without duplication of recovery.

         9.4.     ESCROW OF MERGER SHARES.

                  (a) ESTABLISHMENT OF THE ESCROW FUNDS. As soon as practicable after the Effective Time, the Escrow Shares (consisting of the General Escrow Fund and the Tax Audit Escrow Fund), without any act of any Stockholder, will be deposited by Parent with the Depositary Agent, such deposit to be governed by the terms set forth herein and at Parent's sole cost and expense. The portion of the Escrow Shares contributed on behalf of each Stockholder shall be in proportion to the aggregate number of shares of Parent Stock which such holder would otherwise be entitled under Section 2.6. Notwithstanding the references in this Agreement to the "escrow" and the Escrow Shares, the parties acknowledge and agree that the Depositary Agent is acting as a depository and not as an escrow agent pursuant to this Article 9.

                  (b) RECOURSE TO THE ESCROW SHARES.

                      (i) The General Escrow Shares shall be available to compensate each Parent Indemnified Party for (i) all Damages (whether or not involving a Third Party Claim), incurred or sustained by such Parent Indemnified Party as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company or any Stockholder contained herein or in any instrument delivered by the Company or any Stockholder pursuant to this Agreement which survived the Effective Time in accordance with this Agreement; PROVIDED, HOWEVER, that any such claim against the General Escrow Fund shall be subject to the limitations set forth in Section 9.5(a) and (ii) for any negative Adjustment Amount. Parent, Merger Sub and the Company each acknowledge that any such Damages or negative Adjustment Amount, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration to be paid to the Stockholders.

                      (ii) The Tax Audit Escrow Fund shall be available to compensate a Parent Indemnified Party solely for any Damages (whether or not involving a Third Party Claim) incurred or sustained by such Parent Indemnified Party, directly or indirectly, as a result of or arising out of, directly or indirectly, Tax issues raised in connection with the restructuring of Musician's Friend, Inc. and Semita Corporation into MFT, the operations, income, distributions and Tax Returns of MFT and related entities subsequent to that restructuring, the transfer of assets and liabilities by MFT to the Company, or the IRS audit reports dated July 15, 1998 (covering MFT's taxable year ended December 31, 1994) and October 21, 1998 (covering MFT's taxable years ended December 31, 1995 and December 31, 1996), together with any amendments thereto or any existing or future IRS, state or local claims, notices or reports addressing the same or similar tax issues (the "MFT TAX MATTERS"). The Parent Stock held in the Tax Audit Escrow Fund may, at the written direction of the Stockholder Representative (as defined below), be sold


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

provided that, to the satisfaction of Parent: (1) the shares are sold to an unrelated third party solely for cash representing fair market value for the shares sold; (2) the proceeds of the sale (net only of reasonable, actual brokerage or similar sales commissions paid to an unrelated third party) are deposited with the Depositary Agent and become part of the Tax Audit Escrow Fund; and (3) the sale of shares of Parent Stock is made in compliance with all applicable legal requirements. At all times up and until the closing of any such sale of shares of Parent Stock those shares shall remain in the sole control of the Depositary Agent. No Person shall have any authority to direct the sale of the shares in the Tax Audit Escrow Fund other than the Stockholder Representative.

                      (iii) Recourse for Damages related to MFT Tax Matters may be sought from either the General Escrow Fund or the Tax Audit Escrow Fund at the discretion of the Parent Indemnified Party, but without duplication of recovery.

                  (c) ESCROW PERIODS; DISTRIBUTION OF ESCROW SHARES AND CASH UPON TERMINATION OF ESCROW PERIOD.

                      (i) Subject to the following requirements, the General Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Time, on the first to occur of (1) the publication by Parent of its audited financial statements accompanied by the audit report of its independent accountants for the year ended December 31, 1999 or (2) the first anniversary of the Closing Date (the period of time from the Effective Time through and including such termination date is referred to herein as the "GENERAL ESCROW PERIOD"); and all shares of Parent Stock remaining in the General Escrow Fund shall be distributed as set forth in the last sentence of this Section 9.4(c)(i); PROVIDED, HOWEVER, that the General Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent, subject to the objection of the Stockholder Representative and the subsequent arbitration of the matter in the manner as provided in this Agreement, to satisfy any unsatisfied written claims under this Article 9 concerning facts and circumstances existing prior to the termination of such General Escrow Period which claims are specified in any Officer's Certificate delivered to the Depositary Agent prior to termination of such General Escrow Period. As soon as all such claims, if any, have been resolved, the Depositary Agent shall deliver to the Stockholder Representative for distribution to the Stockholders immediately prior to the Effective Time the remaining portion of the General Escrow Fund not required to satisfy such claims. Parent shall use its commercially reasonable efforts to have such shares delivered within five
(5) business days.

                      (ii) Subject to the following requirements, the Tax Audit Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at the first to occur of (1) 5:00 p.m., Pacific Time, on the fifth anniversary of the Closing Date and (2) such time as the MFT Tax Matters and all related appeals are finally completed and it shall have been conclusively determined that no Parent Indemnified Party (including, without limitation, Parent and the Surviving Corporation) has any remaining unpaid Liability with respect to the matters covered by the MFT Tax Matters (the period of time from the Effective Time through and including such termination date is referred to herein as the "TAX ESCROW PERIOD"); and all shares


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

of Parent Stock and cash (if any) remaining in the Tax Audit Escrow Fund shall be distributed as set forth in the last sentence of this Section 9.4(c)(ii). As soon as all such claims, if any, have been resolved or the Tax Escrow Period shall have expired, the Depositary Agent shall deliver to the Stockholder Representative for distribution to the Stockholders immediately prior to the Effective Time the remaining portion of the Tax Audit Escrow Fund not required to satisfy such claims. Parent shall use its commercially reasonable efforts to have such shares and cash (if any) delivered within five (5) business days.

                  (d) PROTECTION OF ESCROW FUNDS. The Depositary Agent shall hold and safeguard the Escrow Shares (and any cash proceeds) during the respective Escrow periods, shall treat each such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Shares (and any cash proceeds) only in accordance with the terms hereof.

         Any shares of Parent Stock or other equity equivalent securities issued or distributed by Parent ("NEW SHARES") in respect of Parent Stock in the General Escrow Fund or the Tax Audit Escrow Fund (the "ESCROW FUNDS") which have not been released from such Escrow Fund shall be added to the appropriate Escrow Fund(s). New Shares issued in respect of shares of Parent Stock which have been released from an Escrow Fund shall not be added to such Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Stock shall not be added to an Escrow Fund but shall be distributed to the record holders of the Parent Stock on the record date set for any such dividend. Each Stockholder immediately prior to the Effective Time shall have voting rights with respect to the shares of Parent Stock contributed to any Escrow Fund by such Stockholder (and on any voting securities added to any Escrow Fund in respect of such shares of Parent Stock).

                  (e) CLAIMS UPON ESCROW FUNDS. Upon receipt by the Depositary Agent at any time on or before the last day of the General Escrow Period or the Tax Escrow Period, as the case may be, of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that a Parent Indemnified Party has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Damages as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in any instrument delivered pursuant to this Agreement, a negative Adjustment Amount, or Damages related to the MFT Tax Matters, as the case may be, and (B) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, the Depositary Agent shall, subject to the provisions of Section 9.4(f) hereof, deliver to Parent out of the appropriate Escrow Fund(s), as promptly as practicable, shares of Parent Stock and/or cash held in the applicable Escrow Fund in an amount equal to such Damages.

         For the purposes of determining the number of shares of Parent Stock to be delivered to a Parent Indemnified Party out of an Escrow Fund pursuant to Section 9.4(e), the shares of Parent Stock shall be valued at the Closing Price. In the event an Escrow Fund also contains cash, the election to receive cash or Parent Stock shall be made by the Parent Indemnified Party entitled to receive Damages.

                  (f) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Depositary Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative and for a period of thirty (30) days after such delivery, the Depositary Agent shall make no delivery to Parent of any Escrow Shares pursuant to Section 9.4(e) hereof unless the Depositary Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Depositary Agent shall make delivery of shares of Parent Stock from the appropriate Escrow Fund in accordance with Section 9.4(e) hereof, PROVIDED that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depositary Agent prior to the expiration of such thirty (30) day period; PROVIDED, FURTHER, that no such right to object shall be available to the Stockholder Representative in the case of a negative Adjustment Amount determined in accordance with the procedures established in Section 2.12.

                  (g) RESOLUTION OF CONFLICTS; ARBITRATION. In case the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, joint written instructions setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depositary Agent. The Depositary Agent shall be entitled to rely on any such instructions and distribute shares of Parent Stock from an Escrow Fund in accordance with the terms thereof. If no such agreement can be reached after good faith negotiation, either Parent or the Stockholder Representative may demand arbitration of the dispute pursuant to Section 10.12, unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration.

         9.5.     THRESHOLD; LIMITATIONS ON INDEMNITY.

                  (a) The Parent Indemnified Parties shall not be entitled to recover for any Damages from the General Escrow Fund until such time as the Damages claimed by the Parent Indemnified Parties in the aggregate exceed $150,000 (the "DAMAGE THRESHOLD"), at which time the Parent Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for all such Damages, including the initial $150,000 thereof. No Damage Threshold shall apply in the case of (1) a negative Adjustment Amount,
(2) a claim against the General Escrow Fund or the Tax Audit Escrow Fund related to MFT Tax Matters, or (3) a claim related to a breach of Section 3.18(d).

                  (b) The Stockholder Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the Stockholder Indemnified Parties in the aggregate exceed the Damage Threshold, at which time the Stockholder Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for all such Damages, including the initial $150,000 thereof.

                  (c) Notwithstanding any provision of this Agreement to the contrary, to the extent any Parent Indemnified Party seeks to recover any Damages in excess of the amount contained in the applicable Escrow Fund, such liability shall be borne by the Stockholders severally in proportion to the proportionate ownership of the Company Stock immediately prior to the Effective Time, and not jointly.

         9.6.     STOCKHOLDER REPRESENTATIVE; POWER OF ATTORNEY.

                  (a) STOCKHOLDER REPRESENTATIVE. In the event that the Merger is approved by the Stockholders, effective upon such vote, and without further act of any Stockholder, Robert V. Eastman shall be appointed as agent and attorney-in-fact (the "STOCKHOLDER REPRESENTATIVE") for each Stockholder, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Stock from an Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; PROVIDED, HOWEVER, that the Stockholder Representative may not be removed unless holders of a two-thirds interest in all shares held in both Escrow Funds agree to such removal and to the identity of the substituted Stockholder Representative. Any vacancy in the position of Stockholder Representative may be filled by approval of the holders of a majority in interest of all shares held in both Escrow Funds. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive compensation for his services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Stockholders.

                  (b) EXCULPATION. The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment.

                  (c) ACTIONS OF THE STOCKHOLDER REPRESENTATIVE. A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision for all of the Stockholders for whom a portion of the Escrow Shares otherwise issuable to them are deposited in an Escrow Fund, and shall be final, binding and conclusive upon each of such Stockholders, and the Depositary Agent and Parent may rely exclusively upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of every such Stockholder. The Depositary Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

                                   ARTICLE 10.

                                  MISCELLANEOUS

         10.1.    TERMINATION.

                  (a) This Agreement may be terminated at any time prior to
Closing:

                      (i)  By the written agreement of Parent and the Company;

                      (ii) By Parent or the Company if the Closing shall not have occurred on or before July 31, 1999, other than due to a breach of this Agreement by the party seeking to terminate;

                      (iii) By Parent if there is a material breach of any representation or warranty set forth in Article 3 or 3A or any covenant or agreement to be complied with or performed by the Company or any Stockholder pursuant to the terms of this Agreement and such breach persists for fourteen
(14) days or more after notice is given, so long as any such breach is not caused by the action or inaction of Parent or Sub; or

                      (v) By the Company if there is a material breach of any representation or warranty set forth in Article 4 hereof or of any covenant or agreement to be complied with or performed by Parent or Sub pursuant to the terms of this Agreement and such breach persists for fourteen (14) days or more after notice is given, so long as any such breach is not caused by the action or inaction of the Company or any of the Stockholders.

                  (b) In the event of termination of this Agreement:

                      (i)  The provisions of the Confidentiality
Agreement shall continue in full force and effect; and

                      (ii) No party hereto shall have any liability to any other party to this Agreement, except for any willful breach of, or knowing misrepresentation made in, this Agreement occurring prior to the formal termination of this Agreement.

         10.2. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company or any Stockholder without the prior written consent of Parent, or by Parent or Sub without the prior written consent of the Company.

         10.3. NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

         If to a Stockholder, to the address of such Stockholder as set forth on Annex 1 hereto.

         If prior to the Closing, to the Company:

                  Musician's Friend, Inc.
                  931 Chevy Drive
                  Medford, Oregon 97504
                  Attention:  Robert V. Eastman,
                              Chief Executive Officer
                  Fax:  (541) 776-1230

         With a copy to:

                  Pillsbury Madison & Sutro LLP
                  235 Montgomery Street
                  San Francisco, California 94104
                  Attention:  Gregg Vignos
                  Fax:  (415) 983-1200

         If to the Stockholder Representative:

                  Robert V. Eastman
                  Musician's Friend, Inc.
                  931 Chevy Drive
                  Medford, Oregon 97504
                  Attention:  Robert V. Eastman,
                              Chief Executive Officer
                  Fax:  (541) 776-1230

         With a copy to:

                  Pillsbury Madison & Sutro LLP
                  235 Montgomery Street
                  San Francisco, California 94104
                  Attention:  Gregg Vignos
                  Fax:  (415) 983-1200

         If to Parent or Sub or, if after the Closing, to the Surviving
Corporation:

                  Guitar Center, Inc.
                  5155 Clareton Drive
                  Agoura Hills, California 91301
                  Attention:  Larry Thomas
                              Chief Executive Officer
                  Fax:  (818) 735-8833

         With a copy to:

                  Latham & Watkins
                  135 Commonwealth Drive
                  Menlo Park, California 94025
                  Attention:  Anthony J. Richmond
                  Fax:  (650) 463-2600

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

         10.4. CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, except with respect to matters of law concerning the internal corporate affairs or capital stock of the Company, which shall be governed by the laws of the State of Delaware.

         10.5. REPRESENTATION BY COUNSEL. Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence..

         10.6. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto, and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         10.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.8. INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         10.9. EXPENSES. Except as otherwise provided in this Agreement, Parent will be liable for its and Sub's expenses, and the Stockholders will be liable for the Company's and the Stockholders' expenses, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

         10.10. PUBLICITY. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, Parent shall be permitted to make any public statement without obtaining the consent of any other party hereto if (i) the disclosure is required by law or the requirements of the Nasdaq National Market and (ii) Parent has first used its reasonable efforts to consult with (but not to obtain the consent of) the other parties about the form and substance of such disclosure.

         10.11. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in Article 9 hereof.

         10.12. DISPUTE RESOLUTION. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or the transactions contemplated hereby, including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an "ARBITRABLE CLAIM"), shall be settled by final and binding arbitration conducted in San Francisco, California. All such Arbitrable Claims shall be settled by three (3) arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Such arbitrators shall be provided through the JAMS Endispute ("JAMS") by mutual agreement of the parties; PROVIDED, that, absent such agreement, the arbitrators shall be appointed by JAMS. In either event, such arbitrators may not have any preexisting, direct or indirect relationship with any party to the dispute. EACH PARTY HERETO EXPRESSLY CONSENTS TO, AND WAIVES ANY FUTURE OBJECTION TO, SUCH FORUM AND ARBITRATION RULES. Judgment upon any award may be entered by any state or federal court having jurisdiction thereof. Except as required by law (including, without limitation, the rules and regulations of the SEC and the

Nasdaq Stock Market if applicable), neither party nor the arbitrators shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceeding pursuant to this section.

         Adherence to this dispute resolution process shall not limit the right of the parties hereto to obtain any provisional remedy, including without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. NOTWITHSTANDING THE FOREGOING SENTENCE, THIS DISPUTE RESOLUTION PROCEDURE IS INTENDED TO BE THE EXCLUSIVE METHOD OF RESOLVING ANY ARBITRABLE CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT. The arbitration procedures shall follow the substantive law of the State of New York, including the provisions of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with this Agreement and specifically excepting therefrom sections of any such statute dealing with discovery and sections requiring notice of the hearing date by registered or certified mail. The arbitrators shall determine the prevailing party and shall include in their award that party's reasonable attorneys' fees and costs.

         10.13. WAIVER OF JURY TRIAL. CONSISTENT WITH THE INTENTION OF
SECTION 10.12, EACH SIGNATORY TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE SIGNATORIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate the subject matter of this agreement or any of the transactions contemplated hereby, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this agreement, any of the transactions contemplated hereby or to any other document or agreement relating to the transactions contemplated hereby.

         10.14.   SERVICE OF PROCESS; CONSENT TO JURISDICTION.

                  (a) SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADING, NOTICES OR OTHER PAPERS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY'S ADDRESS SET FORTH HEREIN, OR BY ANY OTHER METHOD PROVIDED OR PERMITTED UNDER CALIFORNIA LAW.

                  (b) CONSENT AND JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA OR, IF SUCH COURT DOES NOT HAVE JURISDICTION OR WILL

NOT ACCEPT JURISDICTION, IN ANY COURT OF GENERAL JURISDICTION IN THE COUNTY OF SAN FRANCISCO, CALIFORNIA; (II) CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (III) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.

         10.15. ATTORNEY FEES. If any party to this Agreement brings an action to enforce its rights under this Agreement in accordance with the provisions hereof, the prevailing party shall be entitled to recover its actual out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees reasonably incurred in connection with such action, including any appeal of such action.

                                 * * * * * *

     IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                       GUITAR CENTER, INC.
                                       a Delaware corporation

                                       By:___________________________________
                                          Larry Thomas
                                          Chief Executive Officer

                                       EMIC ACQUISITION CORPORATION
                                       a Delaware corporation

                                       By:___________________________________
                                          Larry Thomas
                                          Chief Executive Officer

                                       MUSICIAN'S FRIEND, INC.
                                       a Delaware corporation

                                       By:___________________________________
                                          Robert V. Eastman
                                          Chief Executive Officer

IN HIS CAPACITY AS THE
STOCKHOLDER REPRESENTATIVE:

_________________________________
       Robert V. Eastman

THE STOCKHOLDERS

AMAZING GRACE FOUNDATION

By:_______________________________
           Robert V. Eastman
           Trustee

By:_______________________________
           DeAnna L. Eastman
           Trustee

THE EMMANUEL FOUNDATION

By:_______________________________
           Allen J. Dinardi
           Trustee

By:_______________________________
           Sheraine Dinardi
           Trustee

MIDAS TOUCH INVESTMENTS TRUST

By:_______________________________
           Robert V. Eastman
           Trustee

By:_______________________________
           DeAnna L. Eastman
           Trustee

STERLING INVESTMENTS TRUST

By:_______________________________
           Allen J. Dinardi
           Trustee

By:_______________________________
           Sheraine Dinardi
           Trustee

SYRINGA INVESTMENTS TRUST

By:_______________________________
           Maxine E. Jackson
           Trustee

By:_______________________________
           Robert V. Eastman
           Trustee

EIGER MOUNTAIN REAL ESTATE TRUST

By:_______________________________
           Robert V. Eastman
           Trustee

By:_______________________________
           DeAnna L. Eastman
           Trustee

PROMISE LAND REAL ESTATE DEVELOPMENT TRUST

By:_______________________________
           Allen J. Dinardi
           Trustee

By:_______________________________
           Sheraine Dinardi
           Trustee

MUSICIAN'S FRIEND TRUST

By:_______________________________
           Robert V. Eastman
           Trustee

By:_______________________________
           DeAnna L. Eastman
           Trustee

By:_______________________________
           Allen J. Dinardi
           Trustee

                         CORRECTION TO MERGER AGREEMENT

         We, the undersigned parties to the foregoing Agreement and Plan of Merger, acknowledge an error in the text of the agreement and agree that
Section 10.14, which provides for consent to jurisdiction in the "United States District Court for the Central District of California" should instead provide for consent to jurisdiction in the "United States District Court for the Northern District of California."

                                       GUITAR CENTER, INC.
                                       a Delaware corporation

                                       By:___________________________________
                                          Larry Thomas
                                          Chief Executive Officer

                                       EMIC ACQUISITION CORPORATION
                                       a Delaware corporation

                                       By:___________________________________
                                          Larry Thomas
                                          Chief Executive Officer

                                       MUSICIAN'S FRIEND, INC.
                                       a Delaware corporation

                                       By:___________________________________
                                          Robert V. Eastman
                                          Chief Executive Officer

IN HIS CAPACITY AS THE
STOCKHOLDER REPRESENTATIVE:

___________________________________
         Robert V. Eastman

THE STOCKHOLDERS

AMAZING GRACE FOUNDATION

By:__________________________________
           Robert V. Eastman
           Trustee

By:__________________________________
           DeAnna L. Eastman
           Trustee

THE EMMANUEL FOUNDATION

By:__________________________________
           Allen J. Dinardi
           Trustee

By:__________________________________
           Sheraine Dinardi
           Trustee

MIDAS TOUCH INVESTMENTS TRUST

By:__________________________________
           Robert V. Eastman
           Trustee

By:__________________________________
           DeAnna L. Eastman
           Trustee

STERLING INVESTMENTS TRUST

By:__________________________________
           Allen J. Dinardi
           Trustee

By:__________________________________
           Sheraine Dinardi
           Trustee

SYRINGA INVESTMENTS TRUST

By:__________________________________
           Maxine E. Jackson
           Trustee

By:__________________________________
           Robert V. Eastman
           Trustee

EIGER MOUNTAIN REAL ESTATE TRUST

By:__________________________________
           Robert V. Eastman
           Trustee

By:__________________________________
           DeAnna L. Eastman
           Trustee

PROMISE LAND REAL ESTATE DEVELOPMENT TRUST

By:__________________________________
           Allen J. Dinardi
           Trustee

By:__________________________________
           Sheraine Dinardi
           Trustee

MUSICIAN'S FRIEND TRUST

By:__________________________________
           Robert V. Eastman
           Trustee

By:__________________________________
           DeAnna L. Eastman
           Trustee

By:__________________________________
           Allen J. Dinardi
           Trustee